Letter to the shareholders from the chairman of the board and the president and cEO

Dear fellow Shareholders,

It is our pleasure to invite you to attend CAE’s 2016 Annual and Special Shareholder meeting (the “Meeting”). As in prior years, we will meet to consider important matters affecting our Company. Whether or not you plan to attend the Meeting, we encourage you to review the enclosed information, consider the resolutions put forth by the Board and vote your Shares.

As a Shareholder, you have the right to vote your Shares on all items that come before the Meeting. Your vote is important to us and we encourage you to exercise your right either in person at the Meeting or by proxy.

This Circular also gives you details about all the items for consideration and how to vote. It also contains information about the nominated Directors, the auditors, reports from the various committees of the Board and CAE’s corporate governance practices.

At the Meeting, we will as always review our financial position, including the increased value we are delivering to Shareholders, and our business operations. We will also respond to your comments and questions.

Finally, we want to thank you for your continued confidence in and support of CAE and we remain committed to delivering world-class performance and creating long-term value for our Shareholders. We look forward to seeing you at this year’s Meeting.

James F. Hankinson (signed)                         Marc Parent (signed)

Chairman of the Board                                  President and CEO

June 15, 2016

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Proxy circular summary

This summary highlights some of the important information you will find in this Management Proxy Circular (the “Circular”). These highlights do not contain all the information that you should consider, and you should read this entire Circular before voting your Shares.

shareholder voting matters

Voting matter	Board Vote Recommendation	Page reference for more information
Election of 10 Directors	FOR each nominee	7
Appointing PricewaterhouseCoopers LLP as Auditors	FOR	9
Advisory Vote on Executive Compensation	FOR	10
Approval for Increasing the Number of Shares available for CAE’s Employee Stock Option Plan	FOR	11

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Proxy circular summary

Our director nominees

	Age	Director Since	Position	Indepen-dent	Committee Memberships[1]	Board and Committee Attendance FY2016	Other Public Boards	Top Three Competencies
Margaret S. (Peg) Billson	54	2015	President & CEO, BBA Aviation – Aftermarket Services	YES	Audit	86%	N/A	▪ Knowledge of industry ▪ Strategic leadership and management ▪ Human Resources
Michael M. Fortier	54	2010	Vice-Chairman, RBC Capital Markets	YES	GC	100%	1	▪ Knowledge of industry ▪ Finance/Accounting ▪ Governance/Board
Paul Gagné	69	2005	Corporate Director	YES	HRC (Chair) Audit	100%	3	▪ Strategic leadership and management ▪ Finance/Accounting ▪ Human Resources
James F. Hankinson	72	1995	Corporate Director	YES		100%	N/A	▪ Strategic leadership and management ▪ Finance/Accounting ▪ Governance/Board
Alan N. MacGibbon	60	2015	Vice-Chair, Osler, Hoskin & Harcourt LLP	YES	Audit	100%	1	▪ Finance/Accounting ▪ Human Resources ▪ Strategic leadership and management
John P. Manley	66	2008	President and CEO, Business Council of Canada	YES	GC (Chair) HRC	100%	2	▪ Finance/Accounting ▪ Human Resources ▪ Governance/Board
Marc Parent	55	2008	President and CEO, CAE	NO		100%	N/A	▪ Knowledge of industry ▪ Strategic leadership and management ▪ R&D
Peter J. Schoomaker	70	2009	Consultant on Defence Matters	YES	GC HRC	100%	N/A	▪ Knowledge of industry ▪ Strategic leadership and management ▪ Human Resources
Andrew J. Stevens	59	2013	Corporate Director	YES	Audit HRC	100%	2	▪ Strategic leadership and management ▪ Knowledge of industry ▪ R&D
Katharine B. Stevenson	53	2007	Corporate Director	YES	Audit (Chair)	100%	2	▪ Strategic leadership and management ▪ Finance/Accounting ▪ Governance/Board

1 Refer to page 1 for definitions.

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Proxy circular summary

2016 Performance highlights

Record revenue	Record Backlog, including record 53 Flight simulators sold	Annual Free Cash Flow	Net Debt-to-Total Capital Ratio
$2.5B	$6.4B	$248M	28.9%

2016 Executive compensation highlights

¢ Executive bonuses based on 126% of financial targets achieved, as well as personal objectives, reflect CAE’s profitability performance in FY2016
¢ 116% achievement on the performance RSU tranches vesting in FY2016 reflects CAE’s relative performance against its competitors on shareholder return

Other executive compensation best practices

¢ Caps on annual bonuses	✓
¢ 50% of FY2016 LTIP awards vest based on absolute performance measures	✓
¢ Pensionable earnings based on actual years served (plus any severance period in certain circumstances)	✓
¢ Change of control severance limited to 2 times salary and bonuses	✓
¢ Clawback policy	✓
¢ Minimum share ownership and option profit retention guidelines	✓
¢ Anti-hedging policy	✓

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Proxy circular summary

Governance highlights

The following table shows some of the ways CAE continues to adhere to the highest standards in corporate governance it has maintained throughout its more than 65-year history.

¢ Number of Director nominees	10
¢ Number of non-employee Independent Director nominees	9
¢ Board Committee members (including the Governance Committee, which is responsible for recommending new Directors to join the Board) are all Independent	✓
¢ Average age of Director nominees	61.2
¢ Annual election of Directors	✓
¢ Directors elected individually (rather than slate voting)	✓
¢ Majority voting guidelines for Directors	✓
¢ Other board commitments and interlocks policy	✓
¢ Separate Chair and CEO	✓
¢ Director tenure and age term limits	✓
¢ Share ownership requirements for Directors and executives	✓
¢ Board orientation/education program	✓
¢ Number of Board meetings held in FY2016	7
¢ Number of financial experts on the Audit Committee	3
¢ Code of Business Conduct	✓
¢ Annual advisory vote on executive compensation	✓
¢ Formal Board and Committee evaluation processes	✓
¢ No dual-class shares	✓

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Proxy circular summary

Voting by proxy is the easiest way

Please refer to the enclosed form of proxy or your voting instruction form or to Section 1 - “About Voting Your Shares” for more information on the voting methods available to you. If you elect to vote on the Internet, by telephone or in person at the Meeting, you do not need to return your proxy form or voting instructions.

Review this proxy circular and vote in one of four ways
IN PERSON	VIA THE INTERNET	BY TELEPHONE	BY MAIL

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Table of contents

Letter to the Shareholders from the Chairman of the Board and the President and Chief Executive Officer

Proxy Circular Summary

Definitions

Notice of 2016 Annual Shareholders' Meeting

Section 1 | About Voting your Shares

Section 2 | Business of the Meeting

Section 3 | About the Nominated Directors

Section 4 | Corporate Governance

Section 5 | Board Committee Reports

Section 6 | Board Director Compensation

Section 7 | Executive Compensation

Compensation Discussion and Analysis

Compensation Objectives

Setting Executive Compensation

Compensation Policy and Objectives

Executive Share Ownership Requirements

Risk Mitigation

Determination of the NEO's Compensation in FY2016

Shareholder return performance graph

Pay for Performance Linkage

Pay for Performance Relative to Comparator Group

Compensation of our Named Executive Officers

Summary Compensation Table

Incentive Plan Awards

Pension Arrangements

Termination and Change of Control Benefits

Section 8 | Other Important Information

Section 9 | Appendix A: Board of Director's Mandate

Section 10 | Appendix B: ESOP Share Reserve Increase Resolution

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Definitions

Certain Defined Terms

In this document, referred to as this “Circular”, the terms “you” and “your” refer to the Shareholder, while “we”, “us”, “our”, “Company” and “CAE” refer to CAE Inc. and where applicable, its subsidiaries. In this Circular, a reference to “fiscal year” is a reference to the fiscal or financial year from April 1 to March 31 of the year stated.

We also use the following defined terms throughout this Circular.

Audit Committee	The Audit Committee of our Board of Directors.
Board	Our Board of Directors.
BoC	The Bank of Canada.
$	Canadian dollars.
Circular	This Management Proxy Circular.
Common Shares or Shares	Refers to Common Shares of CAE.
CSA	Canadian Securities Administrators.
DSU	Refers to Deferred Share Units of CAE. The value of a DSU is equivalent to the value of a Share.
FY	Refers to a financial year of CAE, from April 1 to March 31 of the following calendar year. For example, FY2016 refers to the 12 months ended March 31, 2016.
FY2010 RSU (or performance-RSU)	Refers to performance-based Restricted Share Units of CAE issued under the Fiscal 2010 Restricted Share Unit Plan. The value of a FY2010 RSU is equivalent to the value of a Share.
Governance Committee or GC	The Governance Committee of our Board.
Human Resources Committee or HRC	The Human Resources Committee of our Board.
Independent Directors

Refers to the standards of independence established by CAE’s Corporate Governance Guidelines, applicable corporate governance rules of the New York Stock Exchange and SEC, and under the Canadian Securities Administrators’ National Instrument, 58-101 – Disclosure of Corporate Governance Practices and National Policy 58-201.

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Definitions

LTIP LTU	Long-term incentive program Refers to a Long-Term Incentive Deferred Share Unit. The value of a LTU is equivalent to the value of a Share.
MD&A	Refers the Management Discussion and Analysis section of CAE’s annual report for the Year ended March 31, 2016.
Meeting	The Annual and Special Meeting of CAE Shareholders to be held on August 10, 2016.
NEOs or Named Executive Officers NYSE	The President and CEO, Chief Financial Officer and the three most highly compensated policy-making executives as at March 31, 2016. The New York Stock Exchange.
PSU	Refers to Performance Share Units of CAE. The value of a PSU is equivalent to the value of a Share.
PwC	PricewaterhouseCoopers LLP, Chartered Professional Accountants in Montréal, Québec.
Record Date	June 16, 2016.
RSU (or time-RSU)	Refers to Restricted Share Units of CAE. The value of a RSU is equivalent to the value of a Share.
SOX STIP	The Sarbanes-Oxley Act of 2002. Short-term incentive program.
TSX	The Toronto Stock Exchange.
Currency, Exchange Rates and Share Prices

All amounts referred to in this Circular are presented in Canadian dollars, unless otherwise stated. In a number of instances in this Circular, including with respect to calculation of the in-the-money value of stock options denominated in Canadian dollars, information based on our Share price has been calculated on the basis of the Canadian dollar.

Information Currency	The information in this Circular is current as of June 9, 2016 unless otherwise stated.

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Notice of 2016 Annual AND SPECIAL shareholders’ Meeting

When

Wednesday, August 10, 2016 at 11:00 a.m. (Eastern Time)

Where

CAE Head Office (Entrance 4 - Auditorium), 8585 Côte-de-Liesse, Saint-Laurent (Québec)

What the meeting is about

1.       Receive CAE Consolidated Financial Statements and the independent auditor’s report for the fiscal year ended March 31, 2016

2.       Elect Directors who will serve until the end of the next annual Shareholders’ meeting

3.       Reappoint PricewaterhouseCoopers LLP as our independent auditor who will serve until the end of the next annual Shareholders’ meeting and authorize the Audit Committee to fix the independent auditor’s remuneration

4.       Vote, in an advisory, non-binding manner, on CAE’s approach to executive compensation described in the accompanying Circular

5.       Consider and approve a resolution increasing the number of Shares available for CAE’s Employee Stock Option Plan

6.       Transact any other business that may properly come before the Meeting

You have the right to vote

As a holder of record of Common Shares at the close of business on June 16, 2016, you are entitled to receive notice of and vote at the Meeting.

You are asked to consider and to vote your Shares on items two to five listed above and any other items that may properly come before the Meeting or any adjournment.

If you are unable to attend the Meeting and want to ensure that your Shares are voted, please submit your votes by proxy as described under “How to Vote Your Shares” in the accompanying Management Proxy Circular (the “Circular”). To be valid, our transfer agent, Computershare Trust Company of Canada, must receive your proxy by 11:00 a.m. (Eastern Time) on August 9, 2016. If the Meeting is adjourned or postponed, Computershare must receive your proxy no later than 24 hours (excluding Saturdays, Sundays and holidays) prior to any such adjournment or postponement.

Accompanying this Notice of Annual and Special Meeting is the Circular, which contains more information on the matters to be addressed at the Meeting.

By order of the Board of Directors

June 15, 2016 Montréal, Québec	MARK HOUNSELL General Counsel, Chief Compliance Officer and Corporate Secretary

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Section 1 About voting your shares

Record date

June 16, 2016 is the record date for the Meeting.

Shareholders entitled to vote

Only holders of our Common Shares at the close of business on the Record Date are entitled to receive notice of and to attend (in person or by proxy) and vote at the Meeting or any adjournment. The list of Shareholders on the Record Date is available for inspection during usual business hours at Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and at the Meeting.

Shares and votes

As of June 15, 2016, 269,279,490 CAE Common Shares are issued and outstanding. Each CAE Common Share is entitled to one vote.

Principal shareholders

To the knowledge of the Directors and officers of CAE (from records and publicly filed reports), there is no person who beneficially owns or exercises control or direction over more than 10% of the Common Shares.

All Directors and officers as a group (17 persons) owned beneficially or exercised control or direction over 354,518 Common Shares representing 0.13% of the class as at June 15, 2016.

Your vote is important

Your vote is important. Please read the information below to ensure your Shares are properly voted.

How to vote your shares

You may vote your Shares in one of the following ways:

1.       In person, at the Meeting if you are:

a)       a registered Shareholder, you do not need to complete and return the enclosed form of proxy. When you arrive at the Meeting, a Computershare representative will register your attendance before you enter the Meeting.

b)       a non-registered Shareholder (including a participant in the employee plan) AND you wish to vote in person, you MUST complete and return a voting instruction form no later than 11:00 a.m. (Eastern Time) on August 9, 2016 appointing yourself.

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Section 1 About voting your shares

2.       By proxy:

1.	by mail: sign, date and return your proxy form in the enclosed envelope
2.	by telephone: call the telephone number on your proxy form
3.	on the Internet: visit the web site listed on your proxy form
4.	by appointing another person to attend and vote at the Meeting on your behalf

Refer to the enclosed proxy form for instructions.

Appointment of proxyholder

If you choose to vote by proxy, you are giving the person or people named on your proxy form (referred to as a “Proxyholder”) the authority to vote your Shares on your behalf at the Meeting or any adjournment or postponement thereof.

Proxies are being solicited by management

Through this Circular, Management is soliciting your proxy in connection with the matters to be addressed at the Meeting (or any adjournment(s) or postponements(s) thereof) to be held at the time and place and for the purposes set forth in the accompanying Notice of the Meeting.

The solicitation will be primarily made by mail but proxies may also be solicited personally by the officers of CAE at nominal cost. The cost of Management’s solicitation of proxies will be borne by CAE.

Unless you specify a different proxyholder, the CAE officers and/or Directors whose names are pre-printed on the enclosed form of proxy (James F. Hankinson, Paul Gagné and Marc Parent) will vote your Shares.

Proxyholders other than management

Shareholders desiring to appoint some person other than James F. Hankinson, Paul Gagné and Marc Parent as their representative at the Meeting may do so either by inserting such other person’s name in the blank space provided or by completing another proper proxy form and, in either case, delivering the completed proxy to CAE’s Corporate Secretary at 8585 Côte‑de‑Liesse, Saint-Laurent, Québec, H4T 1G6 or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 no later than 11:00 a.m. (Eastern Time) on August 9, 2016 (or, in the case of an adjournment or postponement, no later than 11:00 a.m. (Eastern Time) on the last business day preceding the day of such adjournment or postponement thereof).

Voting of proxies

You may indicate on the proxy form how you want your proxyholder to vote your Shares, or you can let your proxyholder decide for you. If you do not specify on the proxy form how you want your Shares to be voted, your proxyholder will have the discretion to vote your Shares as they see fit.

The enclosed proxy form gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual and Special Meeting and with respect to any other matters which may properly come before the Meeting (including any adjournment or postponement thereof).

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Section 1 About voting your shares

At the time of printing this Circular, the management of CAE knows of no such amendments, variations or other matters to come before the Meeting.

Unless you specify a different proxyholder or specify how you want your Shares to be voted, James F. Hankinson, Paul Gagné and Marc Parent will vote your Shares:

a)         FOR electing the nominated Directors who are listed in this Circular;

b)         FOR appointing PricewaterhouseCoopers LLP as auditors and for the authorization of the Directors to fix their remuneration;

c)         FOR approving the advisory resolution on executive compensation; and

d)         FOR approving the resolution to increase the number of Shares available for CAE’s Employee Stock Option Plan.

Revocation of proxies

You have the right to revoke a proxy by ANY of the following methods:

a)         Vote again by phone or Internet no later than 11:00 a.m. (Eastern Time) on August 9, 2016 (or no later than 11:00 a.m. on the last business day prior to the date of any adjourned or postponed Meeting);

b)         Deliver another completed and signed proxy form, dated later than the first proxy form, by mail or fax such that it is received by CAE’s Corporate Secretary at 8585 Côte‑de‑Liesse, Saint-Laurent, Québec, H4T 1G6 or by Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 no later than 11:00 a.m. (Eastern Time) on August 9, 2016 (or no later than 11:00 a.m. on the last business day prior to the date of any adjourned or postponed Meeting); or

c)         Deliver a signed written notice revoking the proxy to the scrutineers of the Meeting, to the attention of the Meeting Chair, at or prior to the commencement of the Meeting (including in the case of any adjournment or postponement of the Meeting).

Electronic access to proxy-related materials and annual and quarterly reports

We offer our Shareholders the opportunity to view Management Proxy Circulars, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail.

If you are a registered Shareholder you can choose this option by following the instructions on your proxy form.

If you hold your Common Shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our management proxy circulars, annual reports and quarterly reports through the Internet.

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Section 2 Business of the Meeting

1     Receive cae’s financial statements

CAE’s financial statements including the auditor’s report, for the year ended on March 31, 2016 will be presented to Shareholders at the Meeting. The financial statements are included in our 2016 annual report mailed to our Shareholders with this Circular. They can also be accessed on CAE’s website at www.cae.com, on SEDAR at www.sedar.com, or on EDGAR at www.sec.gov. No Shareholder vote is required in connection with the financial statements.

2     Elect 10 directors

10	90%[1]	1	98.6%	98%
Nominees	Independent	Interlock	% votes for in 2015	Average Board Meeting Attendance in FY2016

1 The only non-independent Director is CAE’s President and CEO.

You will be electing a board of directors (“Board of Directors”) of 10 members. Each Director is elected annually for a term, which expires no later than the next annual meeting of Shareholders.

The following nominees, all of whom are currently members of the Board of Directors, have been recommended by the GC and the Board for election at the Meeting:
▪ Margaret S. (Peg) Billson	▪ The Honorable John P. Manley, P.C., O.C
▪ The Honorable Michael M. Fortier, P.C.	▪ Marc Parent
▪ Paul Gagné	▪ Gen. Peter J. Schoomaker, USA (Ret.)
▪ James F. Hankinson	▪ Andrew J. Stevens
▪ Alan N. MacGibbon	▪ Katharine B. Stevenson

Brian E. Barents is not standing for re-election at the Meeting, as he is retiring in FY2017. Each nominee was elected at our 2015 annual Shareholders’ meeting held on August 12, 2015, by a majority of the votes cast.

Please refer to Section 3 – “About the Nominated Directors” for further information regarding the experience, the selection process and other relevant information you should consider in casting your vote for each nominee.

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Section 2 Business of the Meeting

Self-imposed term and age limits ensure CAE benefits from a combination of experience and fresh perspectives

The Board of Directors has passed a resolution establishing term limits comprising the following:

▪  up to two six-year periods of service, to aggregate twelve years maximum; and

▪  no nominee may be proposed past their attaining 72 years of age.

The Board of Directors believes these limits, subject to reasoned exceptions, are appropriate to ensure fresh skill sets and perspectives are periodically brought to the oversight of CAE’s business. Mr. James F. Hankinson was exempted by resolution of the Board of Directors from the twelve-year service limit as part of the planned succession for CAE’s former Chairman of the Board of Directors in FY2014. The tenure of the Chairman in that role may, with the Board’s concurrence, extend for five years from the date of commencement.

Majority voting guidelines

In accordance with the Board’s majority voting policy, any nominee for Director in an uncontested election who receives more “withold” votes from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Chairman of the Governance Committee. The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act following the Governance Committee’s recommendation no later than 90 days following the date of the Shareholders’ Meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board  will consider the factors considered by the Governance Committee and any additional information and factors the Board believes to be relevant. The Board’s  decision will be publicly disclosed and if a resignation is rejected under our majority voting policy, the reasons for the rejection will also be disclosed.

If any of the nominees is for any reason unavailable to serve as a Director, proxies in favour of Management will be voted for another nominee, at the proxyholder’s discretion, unless the Shareholder has specified in the proxy that his or her Common Shares are to be voted for another nominee or are to be withheld from voting in the election of Directors.

Detailed voting results will be disclosed after the Meeting

Promptly, after the Meeting, we will publicly disclose the number and percentage of votes cast for and withheld in respect of each nominee, as well as those cast for and against each other matter voted on by Shareholders at the Meeting.

The Board of Directors recommends that Shareholders vote FOR the election of the 10 nominated members of the Board.

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Section 2 Business of the Meeting

3     Appoint the auditors

The Board, on recommendation by the Audit Committee, proposes that PricewaterhouseCoopers LLP, Chartered  Accountants, Montréal, Québec be re-appointed as auditors of CAE to hold office until the close of the next annual meeting of Shareholders and that the Directors of CAE be authorized to fix their remuneration.

PwC has served as auditors of CAE since 1991.

PwC provides three types of services to CAE and its subsidiaries

1.     Audit Services: fees billed for professional services for the audit of CAE’s annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings, including the audit of the internal controls and financial reporting as required by the SOX and the equivalent rules adopted by the CSA.

2.     Audit-related Services: fees relating to work performed in connection with CAE’s acquisitions, translation and other miscellaneous accounting-related services.

3.     Tax Services: fees relating to tax compliance, tax planning and tax advice.

Auditor independence

The Audit Committee has discussed with PwC its independence from Management and CAE, has considered and concluded that the provision of non-audit services is compatible with maintaining such independence.

Furthermore, as per its policy, the Audit Committee reviews and pre-approves all non-audit services provided by the external auditor above a specified level.

The following chart shows all fees paid to PwC by CAE and its subsidiaries in the most recent and prior fiscal year.

FEE TYPE	2016 ($millions)	2015 ($ millions)
1. Audit services	3.8	3.6
2. Audit-related services	0.6	0.6
3. Tax services	0.9	0.7
Total	5.3	4.9

In order to further support PwC’s independence, the Audit Committee has set a policy concerning CAE’s hiring of current and former partners and employees of PwC who were engaged on CAE’s account in the recent years.

The Board of Directors recommends that Shareholders vote FOR the appointment of PWC as CAE’s auditors.

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Section 2 Business of the Meeting

4     Advisory vote on executive compensation

As detailed in Section 7 - ‘‘Executive Compensation”, CAE’s executive compensation philosophy and programs are based on the fundamental principle of pay-for-performance to align the interests of our executives with those of our Shareholders. This compensation approach allows CAE to attract and retain high-performing executives who are strongly incentivised to create value for CAE’s Shareholders on a sustainable basis.

We encourage you to carefully read this section of the Circular which describes our overall approach to executive compensation, the objectives of our executive compensation program, how compensation decisions are made and the compensation paid to our most highly paid executive officers in the last three years.

At the Meeting, Shareholders will be asked to consider and to cast an advisory, non-binding vote on CAE’s approach to executive compensation – this is often referred to as “say on pay”.

The text of the “say on pay” resolution reads as follows:

‘‘Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the Shareholders accept the approach to executive compensation disclosed in this Management Proxy Circular’’.

Because your vote is advisory, it will not be binding upon the Board. However, the HRC will review and analyze the results of the vote and take into consideration such results when reviewing executive compensation philosophy and programs.

The Board of Directors recommends that Shareholders vote FOR the resolution set out above.

If a majority of the Shares represented in person or by proxy at the Meeting are voted against the above non-binding advisory resolution, the Board Chair or the HRC Chair will oversee a process to engage with Shareholders with a view to giving Shareholders the opportunity to express their specific concerns. The Board of Directors and the HRC will consider the results of this process and, if appropriate, review the Company’s approach to executive compensation in the context of Shareholders’ specific concerns.

Our approach to executive compensation was approved by 92.87% of the votes cast on the resolution during our August 12, 2015 annual meeting of Shareholders.

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Section 2 Business of the Meeting

5     Increase of the number of shares available for cae’s employee stock option plan

On June 15, 2016, the Board of Directors approved certain amendments to CAE’s Employee Stock Option Plan (the “ESOP”).  A copy of the ESOP, as amended on June 15, 2016, can be accessed on CAE’s website at www.cae.com, on SEDAR at www.sedar.com, or on EDGAR at www.sec.gov.  A summary description of the ESOP is included below.

The following amendments to the ESOP do not require Shareholder approval as such amendments were made pursuant to the existing amendment provisions of the ESOP:

•         An amendment to the definition of “Base Price” to clarify that if the date on which the Board resolves to grant an option falls within a black out period or within five trading days following the end of a black out period, the date of the option grant shall be presumed to be the sixth trading day following the end of such black out period.

•         The ESOP now specifically provides that any option held by an optionee and any underlying Share shall not be the object of any monetization or other hedging procedure to reduce the exposure related to their holding by the optionee.

•         With respect to an election by an optionee to receive cash instead of exercising options, the ESOP was amended to clarify that the fair market value of a Share shall be the closing price of a Share on the Toronto Stock Exchange on the trading day on which the election is made.

•         With respect to the HRC’s authority to amend certain ESOP provisions without Shareholder approval, the authority to add or amend any terms relating to the provisions of any financial assistance to optionees was removed.

•         The amendment provisions of the ESOP now specifically provide that CAE must obtain Shareholder approval to: (a) increase the maximum number of Shares issuable under the ESOP, except in the case of an adjustment pursuant to Article VIII thereof; (b) increase the number of Shares that may be issued to insiders or to any one optionee under the ESOP, in both cases except in the case of an adjustment pursuant to Article VIII thereof; (c) allow non-employee Directors to be eligible for awards of options under the ESOP; (d) permit any option granted under the ESOP to be transferable or assignable other than by will or pursuant to succession laws (estate settlements); (e) reduce the exercise price of an option after the option has been granted to an optionee or cancel any option and substitute such option by a new option with a reduced exercise price granted to the same optionee, except in the case of an adjustment pursuant to Article VIII of the ESOP; (f) extend the term of an option beyond the original expiry date, except in case of an extension due to a black out period as contemplated in the ESOP; (g) add a cashless exercise feature payable in cash or Shares, which does not provide for a full deduction of the number of underlying Shares from the ESOP reserve; (h) add any form of financial assistance and any amendment to a financial assistance provisions in the ESOP which is more favourable to optionees; and (i) amend any provisions to the amendment provisions of the ESOP.

•          A number of other non-material or “housekeeping” changes were made to the wording of certain defined terms, along with the appropriate modifications in the ESOP flowing therefrom, and to certain sections of the ESOP in an effort to follow best practices and to streamline and clarify the ESOP.

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Section 2 Business of the Meeting

CAE is seeking Shareholder approval for the following amendment to the ESOP:

•         CAE is proposing the reservation for issuance under the ESOP of an additional 10,000,000 Shares.

As of June 15, 2016, and subject to Shareholder approval for the additional 10,000,000 Shares, the ESOP provides for the issuance of a maximum of 16,381,839 Common Shares upon exercise of options granted under it, of which 6,127,175 (or approximately 2% of CAE’s issued and outstanding Shares) have already been awarded as option grants, and 10,254,664 (or approximately 4% of CAE’s issued and outstanding Shares) remain available for future option grant awards.

Including the new 10,000,000 Shares, the total number of shares available under the ESOP would, if the new Shares are authorized, represent approximately 6% of CAE’s issued and outstanding Shares.

The Board of Directors recommends that Shareholders approve the reservation for issuance under the ESOP of an additional 10,000,000 Common Shares.

Description of the ESOP

The description of the ESOP provided below is that of the ESOP as amended by the Board of Directors on June 15, 2016.

Purpose. The purpose of the ESOP is to provide key employees of CAE and its subsidiaries with an opportunity to purchase Common Shares and to benefit from the appreciation thereof, thus providing an increased incentive for these employees to contribute to the future success and prosperity of CAE, enhancing the value of the Common Shares for the benefit of the Shareholders and increasing the ability of CAE and its subsidiaries to attract and retain individuals of exceptional skill.

Eligibility. Any salaried employee of CAE or its subsidiaries is eligible to participate in the ESOP. The ESOP does not permit grants to non-employee Directors. Subject to ESOP provisions related to employee death, retirement, or termination without cause, no option granted under ESOP may be exercised unless that employee wishing to exercise such option is currently employed by CAE or one of CAE’s subsidiaries and has served continuously in such capacity since the date of the grant of such option.  The ESOP does not contain any financial assistance provisions to facilitate employees’ participation in the program.

Administration. The HRC has the authority to establish rules and guidelines for the administration of the ESOP, select the salaried employees to whom awards are granted, determine the types of awards to be granted and the number of Shares covered by such awards, set the terms and conditions of such awards and cancel, suspend and amend awards. The HRC has the sole discretion to make determinations under, and to interpret, the ESOP. There are currently no entitlements previously granted under the ESOP that require ratification by security holders prior to their vesting.

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Section 2 Business of the Meeting

Term of Options and Exercise Price. The HRC establishes the vesting schedule for options; the method of payment for the exercise price is by cash, cheque, bank draft or money order.  The plan permits stock option grants having a term of up to ten years (should the expiry date for an option fall within a black out period or within nine business days following the expiration of a black out period, such expiry date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the black out period, such tenth business day to be considered the expiry date for such option for all purposes under the ESOP). However, options issued starting with FY2012 have a term of seven years.  In prior years, the option term was six years. Vesting is incremental in 25% tranches, starting on the first anniversary date of the grant. The exercise price of the options is equal to the weighted average price of the Common Shares on the Toronto Stock Exchange on the five trading days immediately preceding the day on which the options are granted (provided that if the date on which the Board resolves to grant an option falls within a black out period or within five trading days following the end of a black out period, the date of grant shall be presumed to be the sixth trading day following the end of such black-out period).

Number of Shares. An ESOP participant (which may include an employee management insider of CAE) may not hold options on more than 5% (on an undiluted basis) of the issued and outstanding Common Shares from time to time. The number of Common Shares issuable to insiders of CAE at any time under all security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares. The number of Common Shares issued to insiders of the Company within any one year period under all security-based compensation arrangements cannot exceed 10% of the Company’s issued and outstanding Shares. The ESOP permits, at the discretion of the HRC, the surrender and cancellation without re-issue of an in-the-money option for cash equal to the fair market value of the Share underlying the option less the option exercise price, in lieu of the Share itself (the fair market value of a Share shall be the closing price of a Share on the Toronto Stock Exchange on the trading day on which the election described above is made). Options are not transferable or assignable otherwise than by will or by operation of estate law.

Treatment upon Termination of Employment. Upon an optionee’s death, any option held may be exercised, to the extent that the optionee was entitled to do so at the time of death, by the person to whom the optionee's rights under the option shall pass by the optionee's will or the applicable laws of descent and distribution. Any person to whom an optionee's rights under an option have passed by will or by applicable laws of descent or distribution: (i) shall be entitled to exercise the option only during the period expiring on the day that is earlier of (x) six months following the date of death and (y) the termination date of the option; and (ii) shall be subject to all terms and conditions of the ESOP and the option applicable to the optionee.

If an optionee has reached the retirement eligibility date and ceases to be an employee, unvested options held by such optionee shall, subject to all terms and conditions of the ESOP and the option applicable to the optionee, continue to vest following the optionee's retirement date. Such an optionee shall be entitled, subject to all terms and conditions of the ESOP and the option applicable to the optionee: (a) to exercise any vested options held as of the retirement date until the termination date for each such option; and (b) to exercise any options vesting after the retirement date only during the 30 day period following the vesting date of the post retirement vesting options, after which 30‑day period any such post retirement vesting options which remain unexercised shall expire.

If an optionee ceases to serve as an employee otherwise than by reason of death, retirement, voluntary resignation or having been dismissed from such position without cause, each unvested option held by the optionee together with all rights hereunder or thereunder, shall terminate and become null, void and of no effect on the date on which such optionee ceases to serve the Company.

If an optionee ceases to serve as an employee otherwise then by reason of death, retirement or having been dismissed from  such position  for cause, such  optionee shall have the right for a  period of 30 days  (or until

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Section 2 Business of the Meeting

the normal expiry date of the option rights of such optionee if earlier) from the date of ceasing to be an employee to exercise his or her option to the extent that the optionee was entitled to exercise it on the date of ceasing to be an employee. Upon the expiration of such 30‑day period (subject to extension if the end of the period falls with a black out period), each option held by the optionee together with all rights hereunder or thereunder, shall terminate and become null, void and of no effect on the date on which such optionee ceases to serve the Company.

Change of Control. The ESOP defines a change of control of CAE as being a change in the beneficial ownership or control over the majority of the Shares of CAE or the sale of all or substantially all of CAE’s assets.  In such circumstance, accelerated vesting of all options issued under the ESOP would occur.

Amendments.  The ESOP provides that its terms, as well as those of any option, may be amended, terminated or waived in certain stated circumstances.  The ESOP specifies in what situations Shareholder approval is required for certain types of amendments to the ESOP. Additionally, the HRC has the authority, in accordance with and subject to the terms of the ESOP, to amend, suspend or terminate the ESOP or any option granted under the ESOP without obtaining Shareholder approval in order to:

(a)       (i) amend any terms relating to the granting or exercise of options, including the terms relating to the eligibility for (other than for non-executive Directors) and limitations or conditions on participation in the ESOP, the amount and payment of the option price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the termination date except as contemplated in the ESOP), assignment (other than for financing or derivative-type transaction purposes) and adjustment of options, or (ii) add or amend any terms relating to any cashless exercise features;

(b)       amend the ESOP to permit the granting of deferred or restricted share units under the ESOP or to add or amend any other provisions which result in participants receiving securities of the Company while no cash consideration is received by the Company;

(c)       make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any applicable stock exchange;

(d)       correct or rectify any ambiguity, defective provision, error or omission in the ESOP or in any option or make amendments of a "housekeeping" nature;

(e)       amend any terms relating to the administration of the ESOP; and

(f)        make any other amendment that does not require Shareholder approval by virtue of the ESOP, applicable laws or relevant stock exchange or regulatory requirements;

provided such amendment, suspension or termination (i) does not adversely alter or impair any previously granted option without the optionee's consent and (ii) is made in compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction.

The ESOP provides that Shareholder approval is required to make the following amendments:

(a)       increase the maximum number of Shares issuable under the ESOP, except in the case of an adjustment pursuant to Article VIII  thereof;

(b)       increase the number of Shares that may be issued to insiders or to any one optionee under the ESOP, in both cases except in the case of an adjustment pursuant to to Article VIII thereof;

(c)       allow non-employee Directors to be eligible for awards of options under the ESOP;

(d)       permit any option granted under the ESOP to be transferable or assignable other than by will or pursuant to succession laws (estate settlements);

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Section 2 Business of the Meeting

(e)       reduce the exercise price of an option after the option has been granted to an optionee or cancel any option and substitute such option by a new option with a reduced exercise price granted to the same optionee, except in the case of an adjustment pursuant to to Article VIII of the ESOP;

(f)        extend the term of an option beyond the original expiry date, except in case of an extension due to a black out period as contemplated in the ESOP;

(g)       add a cashless exercise feature payable in cash or Shares, which does not provide for a full deduction of the number of underlying Shares from the ESOP reserve;

(h)       add any form of financial assistance and any amendment to a financial assistance provisions in the ESOP which is more favourable to optionees; and

(i)        amend any provisions to the amendment provisions of the ESOP.

Adjustments. If certain corporate events affect the number or type of outstanding Common Shares, including, for example, a dividend in stock, stock split, stock consolidation or rights offering, adjustments will be made to the terms of the outstanding option grants as appropriate in such circumstances.

The text of the resolution approving the increase in the number of Shares available for the ESOP (the “ESOP Share Reserve Increase Resolution”) is set out in Appendix B hereto. To be adopted, this resolution must be approved by a majority of the votes cast by the holders of the Common Shares.  If you do not specify how you want your Shares voted, the persons named as proxyholders will cast the votes represented by proxy at the Meeting FOR the approval of the ESOP Share Reserve Increase Resolution.

The Board of Directors recommends that Shareholders vote FOR the ESOP Share Reserve Increase Resolution.

Other business

Following the conclusion of the formal business conducted at the Meeting, we will:

▪  provide an update on our business operations, and

▪  invite questions and comments from Shareholders.

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Section 3 About the nominated directors

This Section presents biographical data, Board activity and Share ownership information with respect to each nominee the Board of Directors is recommending FOR election by Shareholders at the Meeting. A description of the Board Nominee selection criteria, and nomination process and Board Attributes follows the individual tables. “Market Value” refers to the product of the sum of the Common Shares and DSUs held by a Director multiplied by the closing price on the TSX of a Common Share on June 9, 2016. Footnotes specific to each nominee are presented immediately below their biography.

98.6%	90%	61.2	7.5	98%
Average 2015 Votes FOR	Independent Directors	Years Average Age	Years Average Tenure	Average Board Attendance

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Section 3 About the nominated directors

Margaret S. (Peg) Billson	Age: 54 Director since: 2015 (Independent) Votes in Favour at Last Annual Meeting: 99.59%

Ms. Billson is the President & CEO of BBA Aviation Aftermarket Services, a division of BBA Aviation plc. Ms. Billson is a veteran aviation business leader with over 30 years of experience leading technology rich companies, including serving as the President & General Manager of the Airplane Division of Eclipse Aviation and as the Vice-President & General Manager of Airframe Systems at Honeywell International Inc. Ms. Billson has a Master’s degree in Engineering-Aerospace and, in recognition of her industry accomplishments, has been inducted into Embry Riddle Aeronautical University Hall of Fame. Ms. Billson is also an instrument-rated pilot.

Board Membership and Attendance			Other Public Company Boards
Board	4 of 5	80%	Current
Audit	2 of 2	100%	N/A
Total	6 of 7	86%	Former
			SkyWest, Inc.		'07 - '15
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement[1]
June 9, 2016	-	6,334	6,334	$105,461	$435,000	24%

1.      Ms. Billson joined the Board on August 12, 2015 and is required to receive her compensation in respect to her services as a Director in DSUs until her Minimum Ownership Requirement is attained.

Michael M. Fortier	Age: 54 Director since: 2010 (Independent) Votes in Favour at Last Annual Meeting: 99.40%

Mr.  Fortier joined RBC Capital Markets (RBCCM) as a Vice-Chairman in 2010. Prior to joining RBCCM, Mr. Fortier was a partner of Ogilvy Renault LLP (now Norton Rose Fulbright Canada LLP) and a Senior Advisor to Morgan Stanley in Canada.

Between 2006 and 2008, Mr. Fortier held various positions in the Government of Canada, as Minister of Public Works and Government Services, Minister of International Trade and Minister responsible for Greater Montréal.  Prior to that, Mr. Fortier was active in the investment banking industry, first as a Managing Director with Credit Suisse First Boston (1999 - 2004) and then as a Managing Director with TD Securities (2004 - 2006).

Mr. Fortier also practiced law with Ogilvy Renault LLP (1985 - 1999) in the areas of corporate finance and mergers and acquisitions. He was based in London, England for several years during this period.

Board Membership and Attendance			Other Public Company Boards
Board	7 of 7	100%	Current
Governance Committee	3 of 3	100%	Aimia Inc.		'09 – present
Total	10 of 10	100%	Former
			N/A
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	10,000	40,610	50,610	$842,656	$435,000	194%
June 10, 2015	10,000	30,058	40,058	$606,879	$390,000	156%

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Section 3 About the nominated directors

Paul Gagné	Age: 69 Director since: 2005 (Independent) Votes in Favour at Last Annual Meeting: 98.47%

Mr.  Gagné[1] is a Director of various public and private companies. Mr. Gagné is the Chairman of Wajax Corporation, serves on the Audit and Organization and Compensation Committees of the board of Textron Inc., as well as the Audit, Human Resources and Environment, Health & Safety Committees of Norbord Inc. Mr. Gagné worked with Avenor Inc. (1976 - 1997), last serving as its Chief Executive Officer. In 1998, he joined Kruger Inc., where he served as Consultant in Corporate Strategic Planning (1998 – 2002). Mr. Gagné is a Chartered Professional Accountant.

Board Membership and Attendance			Other Public Company Boards
Board	7 of 7	100%	Current
Audit Committee	4 of 4	100%	Textron Inc.		'95 – present
Human Resources (Chairman)	5 of 5	100%	Wajax Corporation		'96 – present
			Norbord Inc.		'15 – present
Total	16 of 16	100%	Former
			Ainsworth Lumber Co. Ltd. Inmet Mining Corporation Fraser Papers Inc.		'11 – '15 '96 – '13 '04 – '11
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	-	117,821	117,821	$1,961,720	$435,000	451%
June 10, 2015	-	103,382	103,382	$1,566,237	$390,000	402%

1   Mr. Gagné resigned as Director of Gemofor Inc., a privately held manufacturer of sawmills equipment, in November 2006. Within a year of his resignation Gemofor Inc. filed for bankruptcy. In addition, Mr. Gagné was a Director of Fraser Papers Inc. (“Fraser”) from April 2004 through February 2011. In June 2009, Fraser initiated a court-supervised restructuring under the Companies’ Creditors Arrangement Act (“CCAA”), and under other similar bankruptcy legislation in the U.S. As part of its restructuring, Fraser sold all of its productive assets and distributed the proceeds from the sale of those assets pursuant to a Consolidated Plan of Compromise and Arrangement which was approved by the courts in February 2011. Fraser’s common shares were suspended from trading on the TSX on June 23, 2009.  On March 10, 2011, the Ontario Securities Commission (“OSC”) issued a cease trade order against Fraser.

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Section 3 About the nominated directors

James F. Hankinson	Age: 72 Director since: 1995 (Independent) Votes in Favour at Last Annual Meeting: 97.93%

Mr. Hankinson is a corporate Director. He was the President and Chief Executive Officer of Ontario Power Generation Inc. from 2005 until his retirement in 2009. He has broad management experience in energy, transportation, resource and manufacturing-based businesses. Mr. Hankinson was previously a Director  of ENMAX Corporation, a private company. He served as President and Chief Executive Officer of New Brunswick Power Corporation (1996 - 2002). In 1973, he joined Canadian Pacific Limited and served as President and Chief Operating Officer (1990 - 1995). Mr. Hankinson is a Chartered Professional Accountant.

Board Membership and Attendance			Other Public Company Boards
Board (Chairman)	7 of 7	100%	Current
			N/A
Total	7 of 7	100%	Former
			Maple Leaf Foods Inc.		'95 – '12
			Shoppers Drug Mart Corp.		'09 – '14
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	4,018	130,817	134,835	$2,245,003	$900,000	249%
June 10, 2015	4,018	119,648	123,666	$1,873,540	$855,000	219%

Alan N. MacGibbon	Age: 60 Director since: 2015 (Independent) Votes in Favour at Last Annual Meeting: 99.4%

Mr. MacGibbon has been non executive Vice Chair of the law firm Osler, Hoskin & Harcourt LLP since July 2014 and a director of Toronto Dominion Bank since April 2014. He was Global Managing Director, Quality, Strategy and Communications of Deloitte Touche Tohmatsu Limited (2011 - 2013), and was also Senior Counsel to Deloitte LLP (Canada) (2012 - 2013), and the Managing Partner and Chief Executive of Deloitte LLP (Canada) prior to June 2012. Mr. MacGibbon holds an undergraduate degree in business administration and an honorary doctorate degree from the University of New Brunswick. Mr. MacGibbon is a Chartered Professional Accountant, a Chartered Accountant and a Fellow of the Chartered Professional Accountants of Ontario.

Board Membership and Attendance			Other Public Company Boards
Board	7 of 7	100%	Current
Audit Committee	3 of 3	100%	TD Bank		'14 – present
Total	10 of 10	100%	Former
			N/A
Securities Held
Date	Common Shares[1]	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement[2]
June 9, 2016	4,074	8,488	12,562	$209,157	$435,000	48%
June 10, 2015	4,056	N/A	4,056	$61,448	$390,000	16%

1       1,008 of these shares are owned beneficially by Mr. MacGibbon’s spouse, under the direction of Mr. MacGibbon.

2       Mr. MacGibbon joined the Board on May 26, 2015 and is required to receive his compensation in respect to his services as a Director in DSUs until his Minimum Ownership Requirement is attained.

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Section 3 About the nominated directors

John P. Manley	Age: 66 Director since: 2008 (Independent) Votes in Favour at Last Annual Meeting: 96.84%

Mr. Manley[1] is President and Chief Executive Officer of the Business Council of Canada (not-for-profit) and Chairman of Canadian Imperial Bank of Commerce. From 2004 to 2009, he served as Counsel to McCarthy Tétrault LLP, a national law firm. Prior to that, Mr. Manley had a 16-year career in politics, serving as Deputy Prime Minister of Canada and Minister in the portfolios of Industry, Foreign Affairs and Finance. Mr. Manley obtained a Bachelor of Arts from Carleton University and a Juris Doctorate from the University of Ottawa, is a certified Chartered Director from McMaster University and holds honorary doctorates from five Canadian universities.

Board Membership and Attendance			Other Public Company Boards
Board	7 of 7	100%	Current
Human Resources Committee	5 of 5	100%	Canadian Imperial Bank of Commerce (CIBC)		'05 – present
Governance Committee (Chair)	3 of 3	100%	Telus Corporation		'12 – present
			Former
Total	15 of 15	100%	Canadian Pacific Railway Limited		’06 – ‘13
			Nortel Networks Corporation		’04 – ‘09
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	-	86,285	86,285	$1,436,645	$435,000	330%
June 10, 2015	-	72,472	72,472	$1,097,951	$390,000	282%

1    Mr. Manley was a Director of Nortel Networks Corporation (“Nortel”) and Nortel Networks Limited (“NNL”) when Nortel and NNL were granted creditor protection under the CCAA on January 14, 2009 and under other similar bankruptcy legislation in the U.S. and other jurisdictions.

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Section 3 About the nominated directors

Marc Parent	Age: 55 Director since: 2008 Votes in Favour at Last Annual Meeting: 99.40%

Mr. Parent[1] has been the President and CEO of CAE Inc. since October 2009. He joined the Company in February 2005 as Group President, Simulation Products, was appointed Group President, Simulation Products and Military Training & Services in May 2006, and then Executive Vice President and Chief Operating Officer in November 2008. Mr. Parent has over 30 years of experience in the aerospace industry. Before joining CAE, Mr. Parent held various positions with Canadair and within Bombardier Aerospace in Canada and the U.S. Mr. Parent is past Chairman of the Board of Directors of the Aerospace Industries Association of Canada (AIAC) and of Aéro Montréal (Québec’s aerospace cluster). Mr. Parent graduated as an engineer from École Polytechnique, is a graduate of the Harvard Business School Advanced Management Program and holds an honourary doctorate from École Polytechnique. Mr. Parent is an active pilot holding a Transport Canada Airline Transport Pilot license.

Board Membership and Attendance			Other Public Company Boards
Board of Directors	7 of 7	100%	Current
			N/A
Total	7 of 7	100%	Former N/A
Securities Held
Date	Common Shares	DSUs	Total	Market Value	% of Achievement
June 9, 2016	264,701	258,444	523,145	$8,710,364 196%
June 10, 2015	200,462	253,367	453,829	$6,880, 048 160%

1   Mr. Parent also holds 1,357,000 options to acquire Common Shares and as President and CEO has a higher Share/DSU ownership target than an Independent Director (please refer to “Executive Share Ownership Requirements” in Section 7 for details concerning Mr. Parent’s Share ownership requirements). Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.

General Peter J. Schoomaker, USA (ret.)	Age: 70 Director since: 2009 (Independent) Votes in Favour at Last Annual Meeting: 98.74%

General Schoomaker is a consultant on defence matters. He is a former four-star U.S. Army general who was recalled from retirement to active duty as the 35th Chief of Staff, Army and member of the U.S. Joint Chiefs of Staff (2003 - 2007). Prior to his first retirement, he served as Commander‑in‑Chief, U.S. Special Operations Command (1997 - 2000). He was the owner/President of Quiet Pros, Inc. (defence consulting) (2000 - 2003). General Schoomaker spent over 35 years in a variety of command and staff assignments with both conventional and special operations forces. General Schoomaker is a Director of several  private and non-profit companies, the Special Operations Warrior Foundation and was a Director of CAE USA Inc. (2007 - 2009).

Board Membership and Attendance			Other Public Company Boards
Board	7 of 7	100%	Current
Governance Committee Human Resources Committee	3 of 3 5 of 5	100% 100%	N/A
			Former
Total	15 of 15	100%	DynCorp International Inc.		'07 – '10
			Aeroflex Incorporated		'10 – '14
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	-	77,136	77,136	$1,284,314	$435,000	295%
June 10, 2015	-	65,186	65,186	$987,568	$390,000	253%

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Section 3 About the nominated directors

Andrew J. Stevens	Age: 59 Director since : 2013 (Independent) Votes in Favour at Last Annual Meeting: 98.75%

Mr. Stevens is a corporate Director based in the U.K who has operating experience globally in the aerospace and defence sector.  Beginning with the Dowty Group, a leading British manufacturer of aircraft equipment (1976 - 1994), Bowthorpe plc (1994 - 1996), Messier-Dowty as Managing Director then Chief Operating Officer (1996 - 2000), Rolls-Royce, where he served as Managing Director Defence Aerospace (2001 - 2003), and Cobham plc as a Board member where he served variously as Group Managing Director, Aerospace Systems, Chief Operating Officer and Chief Executive Officer (2003 - 2012).

Board Membership and Attendance			Other Public Company Boards
Board	7 of 7	100%	Current
Audit Committee	4 of 4	100%	Héroux-Devtek Inc.		'14 – present
Human Resources Committee	5 of 5	100%	De La Rue plc		'12 – present
Total	16 of 16	100%
			Former
			Cobham plc		'03 – '12
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	-	33,219	33,219	$553,096	$435,000	127%
June 10, 2015	-	22,141	22,141	$335,436	$390,000	86%

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Section 3 About the nominated directors

Katharine B. Stevenson	Age: 53 Director since: 2007 (Independent) Votes in Favour at Last Annual Meeting: 97.42%

Ms. Stevenson is a corporate Director who has served on a variety of corporate boards in Canada and the United States. She was formerly the global Treasurer of Nortel Networks Corporation.  Prior to joining Nortel Networks Corporation, she held progressively senior finance roles in investment and corporate banking at J.P. Morgan & Company, Inc. Ms. Stevenson serves as Director on the board of Canadian Imperial Bank of Commerce and chairs its Corporate Governance Committee. She is also a Director of Open Text Corporation and a member of its Audit Committee.

Ms. Stevenson holds a Bachelor of Arts degree (Magna Cum Laude) from Harvard University and has the professional designation ICD.D granted by the Institute of Corporate Directors (ICD).

Board Membership and Attendance			Other Public Company Boards
Board of Directors	7 of 7	100%	Current
Audit Committee (Chair)	4 of 4	100%	Canadian Imperial Bank of Commerce (CIBC)		'11 – present
Total	11 of 11	100%	Open Text Corp.		'08 – present
			Former
			Valeant Pharmaceuticals International Inc.		'10 – ‘16
			OSI Pharmaceuticals Inc.		'05 – '10
Securities Held
Date	Common Shares	DSUs	Total	Market Value	Minimum Ownership Requirement	% of Achievement
June 9, 2016	15,600	89,022	104,622	$1,741,956	$435,000	400%
June 10, 2015	15,600	75,828	91,428	$1,385,134	$390,000	355%

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Section 3 About the nominated directors

Director selection and nomination process

Part of the GC’s responsibility is to identify and recruit suitable potential Board members and recommend to the Board nominees for election at annual Shareholders meetings.

To fulfill this mandate, the GC:

▪  Identifies desirable skill sets, industry experience, diverse backgrounds, international experience, relationships and other attributes that would assist the Board of Directors in the conduct of its responsibilities and also further CAE’s interests (refer to “Board Attributes” below).

▪  Reviews with the Chairman, President and CEO and other Directors possible candidates, including the existing members of the Board of Directors, which may meet some or all of such attributes.

▪  Considers potential conflicts of interest, independence issues and interlocking directorships of potential candidates.

▪  Approaches with the Chairman and other Directors potential candidates not already serving as Directors to determine their availability and interest in serving on CAE’s Board, and will interview those interested to determine their suitability for nomination.

▪  Reviews with other members of the Board of Directors the potential nomination of any new Director before a final determination to nominate them is made.

Board members must:

▪  Demonstrate high ethical standards and integrity, including abiding by the Board’s Code of Conduct;

▪  Act honestly and in good faith regarding CAE’s best interests;

▪  Devote sufficient time to CAE’s affairs and exercise prudence and diligence in fulfilling all their Board-related responsibilities;

▪  Give independent judgment on issues facing CAE;

▪  Understand and challenge CAE’s business plans and strategy;

▪  Effectively participate in all Board-related deliberations;

▪  Make reasonable efforts to attend Board and committee meetings; and

▪  Review the management materials provided in advance of, and otherwise prepare for, all Board meetings.

Under the articles of CAE, the Board of Directors may consist of a minimum of three and a maximum of twenty-one Directors. The Directors are to be elected annually as provided in CAE’s by-laws. Each Director will hold office until the next annual meeting or until his or her successor is duly elected unless his or her office is earlier vacated in accordance with the by-laws. In accordance with the by-laws, the Board of Directors has fixed the number of Directors to be elected at the Meeting at ten.

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Section 3 About the nominated directors

Board attributes

The following matrix identifying the age, tenure, professional skills, expertise and qualifications of current Board Directors is reviewed by the Governance Committee annually to ensure CAE benefits from an appropriate combination of skills, experience with CAE’s business matters and corporate governance standards and fresh perspectives:

	AGE			TENURE at CAE			COMPETENCIES
	Under 60	60 – 69	70+	0 – 5 years	6 – 10 years	More than 10 years	Knowledge of industry	Strategic leadership and management	Finance/Accounting	Human Resources	R&D	Governance/Board
Peg Billson	¾			¾			¾	¾		¾
Michael M. Fortier	¾				¾		¾		¾			¾
Paul Gagné		¾				¾		¾	¾	¾
James F. Hankinson			¾			¾		¾	¾			¾
Alan N. MacGibbon		¾		¾				¾	¾	¾
John P. Manley		¾			¾			¾		¾		¾
Marc Parent	¾				¾		¾	¾		¾	¾
Peter J. Schoomaker			¾		¾		¾	¾		¾
Andrew J. Stevens	¾			¾			¾	¾		¾	¾
Katharine B. Stevenson	¾				¾			¾	¾			¾
Note: Brian E. Barents is a current Director but is retiring in FY2017 and is not standing for re-election at the Meeting.

All non-employee Director nominees (9 out of a total number of 10 Directors) are Independent.

All Board Committee members are Independent.

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Section 4 Corporate Governance

Our commitment to sound corporate governance for over 65 years

The Board of Directors and management team take pride in knowing that CAE has maintained the highest standards in corporate governance throughout its more than 65-year history. CAE's corporate governance is rooted in the basic principle that proper and ethical practices lead to the creation and preservation of shareholder value.

Our governance structure enables independent, experienced and accomplished Directors to provide advice, insight and oversight to advance the interests of the Company and our Shareholders.

Regulatory compliance

As a Canadian reporting issuer with Common Shares listed on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”), CAE’s corporate governance practices are required to meet and exceed applicable rules adopted by the Canadian Securities Administrators (“CSA”) and the United States Securities and Exchange Commission (“SEC”), as well as provisions of the rules of the NYSE and of SOX.

Most of the NYSE’s corporate governance listing standards are not mandatory for CAE as a non-U.S. company, but CAE is required to disclose the significant differences between its corporate governance practices and the requirements applicable to United States companies listed on the NYSE. Except as summarized on CAE’s web site (http://www.cae.com/investors/governance/), CAE is in compliance with the NYSE requirements in all significant respects. CAE also complies with those provisions of SOX and the rules adopted by the SEC pursuant to that Act that are currently applicable to CAE.

Best practices and continuous improvement

The Board and its Governance Committee continue to monitor governance practices in Canada and the United States, and to implement changes to CAE’s governance policies and practices as necessary to comply with any new rules issued by the CSA and other applicable regulatory authorities. We also monitor recommended best practices of shareholder representatives and other organizations and will implement any such practice we believe to be in the best interest of the Company.

Transparency and ongoing communication

CAE is committed to ensure open, ongoing dialogue with Shareholders, employees, other investors and the public.  Through CAE’s disclosure policy and procedures, the Board ensures that communication of material information to investors is timely and accurate,  and broadly disseminated in accordance with all applicable securities laws and stock exchange rules.  CAE’s Global Communications and Investor Relations’ department responds to investor inquiries. CAE’s transfer agent, Computershare Trust Company of Canada, has a toll-free number (1-800-564-6253) and web site (www.computershare.com) to assist Shareholders. Shareholders may also send comments via e-mail to investor.relations@cae.com. In addition, CAE provides information on its business on CAE’s web site (www.cae.com) and its filing with the Canadian securities regulators and the SEC can be accessed at www.sedar.com and www.sec.gov/edgar respectively.

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Section 4 Corporate Governance

Shareholders are encouraged to view the following downloadable documents as well as others that are stated to be available on CAE’s web site www.cae.com/investors/governance. The information located on the web site is also available in print to any Shareholder upon request to the Corporate Secretary’s Department at the address set out in this Circular.

▪  CAE’s Corporate Governance Guidelines

▪  Summary of significant ways that CAE practices differ from governance requirements of U.S. domestic companies under the NYSE listing standards

▪  General By-laws

▪  Certificate of Amalgamation

▪  Shareholder Protection Rights Plan Agreement

▪  Board Member Code of Conduct

▪  Board Committee Mandates

▪  Position Descriptions for the President and CEO, Board Chair and each Board Committee Chair

▪  Code of Business Conduct

▪  Employee Sock Option Plan

Board and management roles

The purpose of the Board and its committees is to build long-term value for the Company’s Shareholders and to ensure the continuity and vitality of the Company’s businesses by setting policy for the Company, overseeing strategic planning, monitoring the Company’s performance, providing management with appropriate advice and performance feedback. Management is responsible for and the Board is committed to ensuring that CAE operates in a legal and ethically responsible manner. The Board’s stewardship role, specific responsibilities, compositional requirements and various other matters are set forth in Appendix A – Board of Directors’ Mandate – to this Circular.

President and CEO’s role and responsibilities

The position description for the President and CEO is developed with input from the CEO, and is approved by the Governance Committee and the Board of Directors. The description provides that the President and CEO is responsible for defining, communicating and implementing the strategic direction, goals and core values of CAE with a view to maximizing CAE’s value. It also provides that the President and CEO is accountable to the Board for, amongst other things, formulating and executing business strategies, overseeing CAE’s corporate governance structure and framework, overall responsibility for the management of CAE’s business, building and maintaining a network of strategic relationships with business leaders, governmental officials and investors, developing and implementing a human resource strategy which develops leadership capabilities, and creating an organizational structure and culture that optimize and sustain high levels of performance.

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Section 4 Corporate Governance

The Board Chair is Independent

Mr. James F. Hankinson, the current non-executive Chairman of the Board, is responsible for ensuring that the Board of Directors discharges its responsibilities independently of management. Correspondence to the Independent Directors may be sent to the attention of Mr. Hankinson, at CAE’s address listed in this Circular.

The Board Chair position description sets out the Chair’s responsibilities and duties in guiding the Board in the fulfillment of their stewardship role, namely:

▪  Represent the Board in discussion with Management;

▪  Represent the Board in discussion with third parties;

▪  Generally ensure that the Board functions independently of Management;

▪  Chair and encourage free and open discussions at the Board meetings;

▪  Together with the GC, identify guidelines for the selection of, and evaluation of conduct of the Directors;

▪  Report to Shareholders on behalf of the Board.

Board meeting attendance averaged 98% in FY2016.

Processes in place to ensure the Board may function independently of Management

The Independent Directors met separately from the President and CEO at each of the regularly scheduled meetings of the Board of Directors during FY2016, and at each meeting of the HRC, GC and Audit Committee. At the Board meetings, the Independent Directors’ meetings are chaired by the non-executive Chairman; at Committee meetings, by the Chair of that Committee. The Board, its Committees as well as individual Directors are also able to retain and meet with external advisors and consultants at the expense of CAE in appropriate circumstances. In fact, the Board has regular access to information independent of management through the external and internal auditors, as well as independent compensation consultants and the possibility of independent legal counsel. The Board believes that sufficient processes are in place to enable it to function independently of management.

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Section 4 Corporate Governance

Delegation to standing Board committees composed entirely of Independent Directors

In order to enable it to effectively fulfill its responsibilities, the Board has established three standing committeees currently composed of the following Independent Directors as of the Record Date:

	Governance	Audit	Human Resources
Brian E. Barents[1]	¾		¾
Peg Billson		¾
Michael M. Fortier	¾
Paul Gagné		¾	Chair
Alan N. MacGibbon		¾
John P. Manley	Chair		¾
Peter J. Schoomaker	¾		¾
Andrew J. Stevens		¾	¾
Katharine B. Stevenson		Chair
[1] Brian E. Barents is a current Director, but he is retiring in FY2017 and is not standing for re-election at the Meeting.

The nature and scope of authority and responsibility delegated to each standing committee is set forth in the Committee mandates presented in Section 5 - “Board Committee Reports” which can also be found on our web site under “Corporate Governance” along with each Committee Chair’s position description.

The appointment of specific Directors to each of the standing Board Committees is generally intended to reflect the relevance of Independent Directors’ skills and experience to the applicable Committee’s mandate (refer to Section 3 - “About the Nominated Directors” for details about the selection process and criteria).

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Section 4 Corporate Governance

Orientation and continuing education

New Directors meet with CAE executive officers, including the President and CEO and CFO, to discuss CAE's expectations of its Directors and to discuss CAE business and strategic plans. New Directors also review CAE's current business plan, detailed agendas and materials of previous Board meetings. New Directors of CAE receive a comprehensive reference manual containing all key corporate and Board policies, including the Code of Business Conduct and other relevant materials and executive briefing sessions. All Directors have regular access to senior management to discuss Board presentations and other matters of interest. CAE management and the Governance Committee keep all Directors aware of major developments in corporate governance, important trends and new legal or regulatory requirements.  The Board also receives presentations from senior management on CAE’s performance and issues relevant to the business of CAE, the industry and the competitive environment in which it operates.

The Governance Committee encourages CAE’s Directors to attend conferences, seminars or courses whether they be industry-specific to CAE or whether relevant to fulfill their role as a Director, the cost of which will be borne by CAE. In recognition of the rapidly changing technology and competitive environment and emerging markets in our business, the Board at regularly scheduled meetings requires management to provide an in‑depth review of the business segments in which we operate, as well as our industry in general. The Board and its Committees are continually updated by Management on developments related to corporate governance, directors’ fiduciary duties, changes in law, industry news and other educational material.

Ethical business conduct

CAE has a Code of Business Conduct that governs the conduct of CAE’s officers, employees, contractors and consultants, as well as a Board Member’s Code of Conduct that governs the conduct of CAE’s Directors. CAE uses Ethicspoint, a third-party whistleblower reporting service, to facilitate reporting of breaches of the Code of Business Conduct and any other misconduct. Apart from any individual reports the Board or Human Resources and Audit Committees may receive from management or the whistleblower service, the Governance Committee receives a quarterly and an annual report from management on CAE’s management’s compliance with the Code of Business Conduct.

Assessment of Directors by the GC

Refer to Section 5 - “Board Committee Reports”.

Compensation

Refer to Section 5 - “Board Committee Reports – The Human Resources Committee”,  Section 6 - “Board Director Compensation” and Section 7 - “Executive Compensation – Setting Executive Compensation – Role of the HRC”.

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Section 5 Board Committee Reports

The Governance Committee

assists the Board in developing and implementing our corporate governance guidelines, identifying individuals qualified to become members of the Board and determining the composition of the Board and its committees, preparing the Board’s succession plan, determining the Directors’ remuneration, developing and overseeing an assessment process for the Board, and reviewing and recommending for Board approval our corporate policies concerning business conduct, high standards of corporate governance and ethics.

The four members of the GC are all Independent Directors and the GC’s mandate is available in the governance section of our website at CAE.com.

The GC held three meetings in FY2016; aggregate attendance: 100%.

J. Manley (Chair)	B. E. Barents

M. Fortier	P. J. Schoomaker

The members of the Governance Committee are selected for their experience and knowledge with respect to governance matters generally. Descriptions of Messrs. Manley, Barents and General Schoomaker’s credentials and past experience can be found in the subsequent Audit and Human Resource Committee reports.

Mr. Fortier was selected for the Governance Committee because of his extensive career as a corporate lawyer, including advisory work to public company boards on a variety of governance aspects, his experience as a Government of Canada Cabinet Minister with three different portfolios and his current leadership role as Vice-Chairman of RBC Capital Markets.

Highlights for FY2016

▪  An annual board effectiveness survey overseen by the Chairman of the Governance Committee was carried out

▪  The GC determined that Katharine Stevenson, Alan MacGibbon and Paul Gagné meet the standards to be considered financial experts for the Audit Committee

▪  The GC reviewed and approved a director and officer insurance plan

▪  The GC reviewed and approved the location of the annual strategic plan meeting coupled with other meetings with customers and CAE business units

▪  The GC considered several possible candidates for nomination to the CAE Board to maintain the desired skills and diversity profile of the Board in contemplation of approaching term limits for some directors

▪  The GC reviewed and approved for recommendation to the Board changes to Directors’ compensation

▪  The GC reviewed and approved for recommendation to the Board a Policy Regarding Board and Executive Officer Diversity.

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Section 5 Board Committee Reports

In addition to access through the Board’s website to an evergreen supply of current research and analysis, news reports and academic studies on best governance and compensation practices and other aspects of board and fiduciary responsibilities and use of the National Association of Corporate Directors research and educational tools, the following activities were conducted in FY2016 to ensure that all required educational resources are available to Directors to properly discharge their responsibilities:

▪  Board meeting in Phoenix, Arizona, to review the Company’s FY2017 - FY2021 long term strategic plan and permitting site visits to the CAE Oxford Aviation Academy in Phoenix and a tour of the unmanned aerial systems operation at Holloman Air Force Base in New Mexico;

▪  Quarterly updates from management on CAE’s compliance with such matters as export control, anti-corruption laws and environment, health and safety; and

▪  Numerous presentations on CAE’s markets, technology, industry developments and other educational material.

Other Board Commitments and Interlocks Policy

The following policy applies to all Directors:

(a)           No more than two Directors should serve on the same outside board or outside board committee, unless otherwise agreed by the Board.

(b)           Directors who are employed as chief executive officers, or in other senior executive positions on a full-time basis with a public company, should not serve on the boards of more than two public companies in addition to CAE’s Board.

(c)           Directors who: (i) have full time employment with non-public companies, (ii) have full-time employment with public companies but not as CEO, or (iii) do not have full time employment, should not serve on the boards of more than four public companies in addition to CAE’s Board.

(d)           The Chief Executive Officer of CAE should not serve on the board of more than one other public company and should not serve on the board of any other public company where the chief executive officer of that other company serves on the CAE Board.

Board Evaluation Process

The Governance Committee has the mandate and responsibility to review, on an annual basis, the performance and effectiveness of the Board as a whole and each individual Director. The Chair of the Governance Committee annually approves and distributes a comprehensive questionnaire to each member of the Board regarding various aspects of Board and individual performance. The questionnaire covers a wide range of issues, including the operation and effectiveness of the Board and its committees, the level of knowledge of the Directors relating to the business of CAE and the risks it faces, and the contribution of individual Directors, and allows for comments and suggestions. The Chair of the Governance Committee compiles responses to the questionnaire and prepares a report to the Governance Committee which provides a report to the full Board. The Governance Committee may then recommend changes based upon such feedback to enhance Board performance or refer any areas requiring follow-up to the relevant committees. In addition to the foregoing, each Director individually meets with the Chairman of the Board at least once annually to discuss his or her individual performance and the performance of the Board as a whole. As well, the Chairman’s performance is evaluated and assessed through one-on-one meetings between each Director and the Chair of the Governance Committee. Both the Chairman of the Board and the Chair of the Governance Committee then report back to the full Board.

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Section 5 Board Committee Reports

Review of Board members’ remuneration

With the assistance of PCI-Perrault Consulting Inc., the Committee reviewed the level of compensation of CAE Directors using the same list of comparator companies as that adopted by the HRC for the NEOs (see Section 7 - “Executive Compensation - Comparator group” for detailed list) and determined to increase, with effect as of December 1, 2015, the base compensation level by $15,000 to $145,000 per annum. It is important that the Board of Directors’ compensation be sufficiently competitive to permit the Company to attract good candidates from North America and abroad to reflect CAE’s international scope of business.

Resolution of complaints under the Code of Business Conduct

The chairman of the Committee is kept apprised of every report filed with the independent third party responsible for receiving any complaints under CAE’s Code of Business Conduct, as well as relevant complaints received by CAE senior management.  The Committee is regularly informed of the resolution of such complaints (as is the Chairman of the Audit Committee where misconduct relating to financial accounting, books and record keeping, fraud or similar financial impropriety is alleged) and the results of the annual certification process for all manager-level and up CAE employees under CAE’s Code of Business Conduct.

Diversity Initiatives

The Committee reviewed and approved for recommendation to the Board a Policy Regarding Board and Executive Officer Diversity. The Board in turn adopted the Policy effective May 26, 2015.

The Policy confirms the guiding principle that the Board will nominate directors and appoint executive officers based on merit and the needs of CAE at the relevant time, and, that CAE is strongly committed to finding the best people to serve in such roles. The Policy also recognizes that diversity helps ensure that (a) director and executive officers provide the necessary range of perspectives, experiences and expertise required to achieve effective stewardship and management of CAE, and (b) a variety of differing perspectives are included in addressing issues, while providing a greater likelihood that proposed solutions will be robust and comprehensive. Gender diversity is specifically acknowledged in the Policy as a significant aspect of diversity.

The Policy provides that:

▪  in identifying potential candidates to serve on the Board, the Committee will (a) consider only candidates who are highly qualified based on their talents, experience, expertise and character (b) take into account criteria that promote diversity, including, but not limited to, gender, international background, nationality, age, and industry knowledge, (c) endeavor to use any available network of organizations and associations that may help identify diverse candidates, and (d) in order to support the specific objective of gender diversity, consider the level of representation of women on the Board; and

▪  in identifying potential candidates for appointment as President and CEO and for other executive officer positions, the Human Resources Committee and the President and CEO, respectively, will (a) consider individuals from a variety of backgrounds and perspectives with the Company’s diversity objectives in mind, including, without limitation, the specific objective of gender diversity, and (b) consider the level of representation of women in executive office positions.

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Section 5 Board Committee Reports

In order to ensure that the Policy is appropriately implemented and to measure its effectiveness, at least annually:

▪  the Committee will assess and report to the Board regarding the efficacy of the director nomination process at achieving the Company’s diversity objectives; and

▪  the President and CEO will assess and report annually to the Human Resources Committee regarding the efficacy of the executive officer appointment process at achieving the Company’s diversity objectives.

CAE has not adopted targets for the number of women or other diverse groups on the Board or in executive officer positions, as it believes that doing so could result in a potential conflict with the principle that the presence of the requisite competencies, skills, business and financial experience, personal qualities and level of commitment should be of paramount importance when considering Director nominations and executive officer appointments.

As of the date of this Information Circular, two of ten (or 20%) of CAE’s current directors, and two of nine (or 22%) of the Company’s current executive officers, are women. A total of five (5) women occupy senior management positions (i.e. vice president or above), which represents 15% of the Company’s total senior management population.

The Audit Committee

assists the Board in its oversight of the integrity of our financial statements, compliance with applicable legal and regulatory requirements, the independence, qualifications and appointment of the external auditors, the performance of both the external and internal auditors, management’s responsibility for assessing and reporting on the effectiveness of internal controls and our enterprise risk management processes.

Also see our Annual Information Form for the year ended March 31, 2016 (which you can access on our website at CAE.com, on SEDAR at sedar.com and on EDGAR at sec.gov), for information about the Audit Committee, including its mandate and Audit Committee policies and procedures for engaging the external auditors.

The 5 members for the Audit Committee are Independent Directors. Ms. K. Stevenson, Mr. P. Gagné and Mr. A. MacGibbon have been determined by the Board to be the Audit Committee financial experts. In addition the Board, in its judgment, has determined that each other member of the Audit Committee is financially literate. The mandate of the Audit Committee is available in the governance section of our website at CAE.com.

The Audit Committee held 4 meetings in FY2016; aggregate attendance: 100%.

K. B. Stevenson (Chair)	P. Billson

P. Gagné	A. MacGibbon

A. J. Stevens

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Section 5 Board Committee Reports

The members of the Audit Committee are selected for their experience and knowledge with respect to financial reporting, internal controls and risk management. Below are details of committee members’ career highlights that make them qualified and effective Audit Committee decision-makers:

Ms. Stevenson has extensive financial and accounting experience, including from her services as Treasurer of Nortel Networks Corporation, as a finance executive with J.P. Morgan Chase & Co., and as former chair of the Audit Committee of OSI Pharmaceuticals, Inc. She currently serves on the Audit Committee of Open Text Corporation.

Ms. Billson has extensive managerial experience within the aerospace sector. This managerial experience, set out in Section 3 above, has provided Ms. Billson with significant insight into financial issues encountered by companies conducting business within the aerospace sector.

Mr. Gagné is a Chartered Professional Accountant. In addition to his current activities set out in Section 3 above, he also served on the Audit Committees of the Boards of Directors of Ainsworth Lumber Co. Ltd. and Textron Inc. and previously chaired CAE’s Audit Committee.

Mr. MacGibbon brings a wealth of financial expertise to the committee.  He was formerly the Managing Partner and Chief Executive of Deloitte LLP (Canada), a member of Deloitte’s Board of Directors, and a member of the Executive and Board of Directors of Deloitte Touche Tohmatsu Limited. Mr. MacGibbon is a chartered professional accountant and a Fellow of the Ontario Institute of Chartered Professional Accountants.

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Section 5 Board Committee Reports

Mr. Stevens has extensive managerial experience within the aerospace sector. This managerial experience, set out in Section 3 above, has provided Mr. Stevens with significant insight into financial issues encountered by companies conducting business within the aerospace sector.

Highlights for FY2016

Verification of auditor’s independance

The committee reviewed the internal audit plan and quarterly internal audit reports. Throughout the past year, the Committee reviewed, with and without management present, the results of PwC’s communications with CAE required by generally accepted auditing principles.

The committee reviewed in detail quarterly interim financial information and earnings press releases before their public release. The Committee also reviewed and recommended approval to the Board of the quarterly MD&A and the press releases for the quarterly results. The committee reviewed the MD&A and audited financial statements of CAE prepared by management for the fiscal year ended March 31, 2016 with management and PwC, and thereafter recommended that they be published and filed with the Autorité des marchés financiers and the SEC.

Review of internal controls

The committee reviewed the processes involved in evaluating CAE’s internal controls and oversaw the compliance process related to the certification and attestation requirements of SOX and related SEC rules, as well as of the rules relating to audit committees and certification of financial information adopted by the CSA.

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Section 5 Board Committee Reports

The Human Resources Committee

assists the Board of Directors in its oversight responsibilities relating to compensation, nomination, evaluation and succession of the President and CEO, other officers and management personnel; oversees the Company’s environment, health and safety policies and practices, pension plan administration and pension fund investments, and management development and succession planning.

The 5 members of the HRC are Independent Directors. The mandate of the HRC is available in the governance section of our website at CAE.com. Brian E. Barents is a current Director and member of the HRC but he is not standing for re-election at the Meeting.

The HRC held 5 meetings in FY2016, aggregate attendance: 100%.

P. Gagné (Chair)	B. E. Barents

J. P. Manley	P.J. Schoomaker

A. J. Stevens

The HRC is responsible to oversee the Company’s executive compensation programs and succession planning. We constantly ensure that members of the HRC have the experience and knowledge to fulfill this role. Below are details of committee members’ career highlights that make them qualified and effective HR decision-makers:

▪  Mr. Gagné, Chair of the HRC, as a past CEO as well as Chairman of another public company and a current and past member of other human resources/compensation committees of U.S./Canadian public company boards, has extensive direct experience in human resources and compensation management. He has dealt with management, succession and compensation matters in both Canada and the United States. He has also dealt with unionized work forces, including overseeing the negotiation of work force agreements.

▪  Mr. Barents has been a member of CAE’s HRC for several years. Mr. Barents has dealt with executive compensation and human resources matters as a CEO and co-founder of Galaxy Aerospace and as a Brigadier General in the U.S. Air National Guard. He is currently sitting on the HRCs of another public company and of a private company,  providing him with the experience and background to address the matters raised within CAE’s aviation and defence business segments.

▪  Mr. Manley, as CEO of the Canadian Council of Chief Executives, past Deputy Prime Minister of Canada and past Cabinet Minister (Industry, Foreign Affairs and Finance departments, non-concurrently), has extensive experience dealing with human resources and compensation matters in both corporate and government entities. He currently sits as a member of two other public company boards, giving him a more diverse perspective on human resources practices.

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Section 5 Board Committee Reports

▪  General Schoomaker has been a member of CAE’s HRC for several years. He has dealt with human resources matters as a four star U.S. Army General. General Schoomaker serves on the Compensation and Governance Committees of the Board of Directors of ARA Inc. (a private company), and also formerly served on the Compensation Committee of DynCorp. He has the experience and background to address CAE’s human resources issues and compensation practices.

▪  Mr. Stevens, as past CEO of a public company and a board member of Canadian and international companies, has extensive experience in compensation matters at both the executive and employee levels in a corporate environment.

As past CEOs and/or senior military/government leaders, all members of the CAE HRC possess the financial knowledge required in order to assess and determine the applicability of measures and targets utilized in determining variable compensation and assessing executive performance against targets and overall Company performance.

Highlights for FY2016

Talent management

In support of the HRC’s responsibility to ensure effective leadership and succession planning, the HRC oversaw the launch of an advanced leadership succession and development initiative focusing on identified executive positions including the President and CEO, business unit Group Presidents and the CFO roles. As a complement to the current company-wide Annual Leadership Development Process utilizing a multi-faceted assessment process and partnering with a recognized industry leader in executive assessment and development, robust and detailed development plans have been established for individuals who have been targeted for the identified executive positions. In FY2017, this initiative will be extended further and deeper into the organization to identify and develop future leaders earlier in their career. Through this initiative, the HRC will be able to oversee the development of CAE’s future executive leaders and ensure a sufficient pipeline of talent to meet the Company’s future leadership requirements.

Executive compensation

To support CAE’s continuing efforts to provide better alignment between the interests of Shareholders and management, further refinement was made to one of our long-term incentive plans (“LTIP”). Since the introduction of the Performance Share Unit Plan (“PSUP”) in FY2015, the EPS target under the plan was based on the EPS performance of CAE in the third year of the LTIP grant. The first and second year EPS performance, while important to the ultimate attainment of the third year EPS target, did not however impact the final payout under the plan. To better align incentives earned with the continuous improvement of the Company’s performance, a change was made to the PSUP for FY2017 to ensure that the payout will partially reflect annual EPS performance in each of the three years of the plan, with 50% of the payout weighting being attributable to the final year of the plan. The participant must still remain an employee of CAE for the entire 3-year period to be eligible for a payout under the PSUP.  This change is further described in Section 7 - ‘’Executive Compensation – Compensation Policy and Objectives’’.

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Section 5 Board Committee Reports

Health and safety

In addition to compensation matters, a key responsibility of the HRC relates to Health and Safety performance within CAE. This is an area that has received significant attention from both the management team and the HRC. The performance of the business in matters of health and safety reflects this focus with very significant improvements in several key areas in FY2016 including injury frequency (40% improvement), lost time injury rate (38% improvement), and number of days lost (29% improvement).

Major activities and topics covered by the HRC are detailed on a by-meeting basis in the calendar below:

Regular Meetings	Agenda
May 2015

Review of:

•  Executive compensation trends

•  Proxy circular

•  President and CEO FY2015 performance and FY2016 objectives

•  Environment, Health and Safety

 Approval of:

•  STIP, LTIP awards and merit increases for President and CEO direct reports

•  STIP and RSU payments for FY2015

•  2016 Annual Compensation Plan

•  President and CEO objectives for FY2016

August 2015	Review of: • Succession planning and ALDP • Retirement and Savings Plans • STIP update • Environment, Health and Safety • HRC mandate and best practices
November 2015	Review of: • ALDP update • STIP update • Environment, Health and Safety • Labour relations review • External executive compensation environment Approval of: • Executive compensation comparator group
February 2016

Review of:

•  Share Ownership Guidelines Status

•  Environment, Health and Safety

•  Annual HRC performance evaluation

•  ALDP update

•  STIP update

•  FY2017 STIP and LTIP Design

•  Glass Lewis and ISS Updates and 2016 Proxy preparation

Approval of:

•  LTIP amendment

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Section 5 Board Committee Reports

This section provides information pertaining to the compensation, Share ownership and Share ownership requirements of our non-employee Directors.

Our compensation program for non-employee Directors has the following objectives:

▪  Attract and retain highly qualified, committed and talented members of the Board with an extensive and relevant breadth of experience;

▪  Align the interests of Directors with those of our Shareholders.

The Board sets the compensation of non-employee Directors based on recommendations from the Governance Committee.

The Governance Committee annually reviews the compensation of non-employee Directors and recommends to the Board such adjustments as it considers appropriate and necessary to recognize the workload, time commitment and responsibility of the Board and committee members and to remain competitive with directors’ compensation trends. Any Director who is also an employee of the Company or any of its subsidiaries does not receive any compensation as a Director.

Same comparator group as for NEOs

To benchmark Directors’ compensation, the Governance Committee uses the same comparator group of companies as that used to benchmark NEOs’ compensation. This comparator group comprises Canadian and US publicly-listed companies that have relevance to CAE in terms of head office location, market segment or business activities, revenue and market capitalization (the “Comparator Group”). The Comparator Group is reviewed periodically and adjustments are made to account for merger and acquisition activities and to ensure it continues to reflect CAE’s employment market and financial results. Refer to Section 7 -  “Executive Compensation” of this Circular for the companies included in CAE’s latest Comparator Group and detailed selection criteria.

Director compensation last benchmarked and adjusted in FY2016

Effective December 1, 2015, Directors’ all-inclusive fees were set as follows:

Position	Annual Fee	Form of Payment
Board Chair	$300,000	• $132,500 in DSUs • $167,500 in cash or DSUs at Director’s election
Board Member	$145,000	• $82,500 in DSUs • $62,500 in cash or DSUs at Director’s election
Board Committee Chair[1]	$25,000	• DSUs up to minimum ownership requirement • Cash or DSUs at Director’s election thereafter
Board Committee Member[1]	$10,000	• DSUs up to minimum ownership requirement • Cash or DSUs at Director’s election thereafter
Special Ad Hoc Steering Committee Chair	$25,000	• Cash or DSUs at Director’s election
Special Ad Hoc Steering Committee Member	$15,000	• Cash or DSUs at Director’s election

1  Additional compensation for participation on the Audit, Governance and Human Resources Committees.

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Section 6 Board Director Compensation

The Board believes the all-inclusive annual flat fee (in lieu of retainers and attendance fees) compensate Directors fairly and equitably for the risks, time committment and responsiblities in being effective Directors.

Non-Employee Directors’ Deferred Share Unit Plan (Directors’ DSU Plan)

A DSU is equal in value to one Common Share of CAE and accrues additional units in an amount equal to each dividend paid on Common Shares. DSUs earned by non-employee Directors vest immediately but are only redeemable after termination of the Director’s service with CAE. Payment in cash is then made based on the market value of the equivalent number of Common Shares, net of tax and any other applicable withholdings.

Minimum shareholdership requirements align Directors’ and Shareholders interests

Directors are required to own the equivalent of three years’ of Board annual base fees in the form of Common Shares and/or DSUs. Directors are required to receive their compensation in respect of their services, including, without limitation, the annual retainer for serving as a member of the Board or a committee thereof, in Deferred Share Units until such shareholding is attained.

DSUs facilitate Directors’ achievement of minimum shareholdership requirements

Non-employee Directors holding Common Shares and/or DSUs of a value that is less than the equivalent of three years of Board annual base fees receive all fees in the form of DSUs. Once such minimum is reached, a non-employee Director may elect to continue to participate in the Directors’ DSU Plan in respect of part or all of his or her annual Board and Committee fees over and above the annual fee component paid in DSUs.  A non-employee Director is not, once the minimum Common Share and/or DSU ownership target is reached, obligated to acquire more Shares or DSUs if the value of his/her investment in CAE drops due to stock market fluctuations.

Risk mitigation

As per the terms of the DSU Plan, the rights and interests of a Director in respect of the DSUs held in such participant’s account are not transferable or assignable other than for specific cases of legal succession.

CAE maintains Directors’ and officers’ liability insurance for its Directors and officers, as well as those of its subsidiaries as a group.

Anti-Hedging Policy

The policy provides that, unless otherwise approved by the Governance Committee of the Board of Directors of CAE (which approval has not been sought or granted since adoption of the policy on November 12, 2013), no Board Director or CAE executive (defined to include senior officers and vice-presidents) may, at any time, purchase or otherwise enter into financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any CAE securities, including but not limited to DSUs.

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Section 6 Board Director Compensation

Directors’ compensation table

The following table summarizes compensation earned by non-employee Directors of CAE during FY2016:

Name	Total Fees Earned ($)	Paid in Cash ($)	Paid in DSUs ($)[1]
Brian E. Barents	155,000	–	155,000
Margaret S. (Peg) Billson	93,817	–	93,817
Michael M. Fortier	145,000	–-	145,000
Paul Gagné	180,000	–	180,000
James F. Hankinson	290,000	162,500	127,500
Alan N. MacGibbon	123,925	–	123,925
John P. Manley	180,000	–	180,000
Peter J. Schoomaker	155,000	–	155,000
Andrew J. Stevens	155,000	–	155,000
Katharine B. Stevenson	170,000	–	170,000
Kathleen E. Walsh	51,183	–	51,183

1   Represents the value of DSUs determined based on the grant date fair value of the award in accordance with IFRS2.  The value of each unit is set to CAE's closing Share price on the date of grant.

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Section 6 Board Director Compensation

Directors’ share-based awards

The following table shows for each non-employee Director the number of DSUs outstanding at the beginning of the fiscal year ended March 31, 2016, the number and the value of the DSUs that vested during such year, and the number and the value of all outstanding DSUs as at March 31, 2016. The non-employee Directors are not eligible to receive stock options or other option-based awards.

	Share-based Awards
Name[1]	Number of DSUs at the Beginning of FY2016 (#)	Number of DSUs Vested During the Year[2] (#)	Value Vested During the Year[3] ($)	Number of DSUs at the End of FY2016 (#)	Market Value of DSUs not Paid Out or Distributed[4] ($)
Brian E. Barents	89,600	12,444	182,806	102,044	1,532,701
Margaret S. (Peg) Billson	Nil	6,334	94,194	6,334	95,137
Michael M. Fortier	30,058	10,552	155,028	40,610	609,962
Paul Gagné	103,382	14,439	212,098	117,821	1,769,671
James F. Hankinson	119,648	11,169	164,043	130,817	1,964,871
Alan N. MacGibbon	Nil	8,488	124,694	8,488	127,490
John P. Manley	72,472	13,813	202,909	86,285	1,296,001
Peter J. Schoomaker	65 ,186	11,950	175,548	77,136	1,158,583
Andrew J. Stevens	22,141	11,078	162,753	33,219	498,949
Katharine B. Stevenson	75,828	13,194	193,829	89,022	1,337,110

1    Ms. Walsh is not included since she ceased her service as Director of CAE in August 2015 and as a result, all her DSUs were paid out at that time.

2

 Represents the number of DSUs each non-employee Director earned during FY2016, including additional DSUs equivalent in value to the dividends paid on the Common Shares credited in-year, rounded to the nearest whole number. The DSUs vest immediately but are redemable and paid out only after the non-employee Director ceases to be a Director of CAE in accordance with the terms of the Directors DSU Plan.

3

The value was determined by multiplying the number of DSUs, including additional DSUs equivalent in value to the dividends paid on the Common Shares credited in-year, by the closing prices of the Common Shares on the TSX on the respective dates of each grant. The DSUs are granted at the end of each quarter.

4    The market value of the DSUs was determined by multiplying the number of all DSUs vested but not paid out or distributed, including additional DSUs equivalent in value to the dividends paid on the Common Shares credited in-year, as at March 31, 2016 by the closing price of the Common Shares on the TSX on that same date, which was $15.02.

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Section 6 Board Director Compensation

 Compensation Discussion and Analysis

This section describes our compensation philosophy, policies and programs and provides the details with respect to the compensation awarded to our Named Executive Officers in FY2016.

In FY2016, CAE delivered solid financial performance with double-digit top and bottom line growth and continued to invest in accretive, market-led growth opportunities in our three market segments. Our annual order intake was strong again this year and our backlog increased by over a billion dollars to $6.4 billion. During the year, CAE increased the dividend for the fifth consecutive year and introduced a share repurchase plan, while strengthening an already strong balance sheet. We also maintained a solid track record of customer satisfaction underpinning our vision to be the recognized global training partner of choice.

FY2016 performance resulted in a payout of 126% of target under the annual incentive plan and reflected improved order intake and EPS performance.

Compensation Objectives

Much of CAE’s success in developing and growing its worldwide business is attributable to a highly qualified and motivated executive team. The executive compensation programs are based on a pay-for-performance philosophy, in which executives receive salaries, annual short-term incentive awards contingent upon attaining consolidated, business unit and individual achievements, and long-term incentive awards that motivate executives to create increasing and sustainable value for the Shareholders. In addition, executives receive perquisites and pension benefits.

The objectives of the executive compensation programs are to:

1.          Attract, retain, and motivate qualified executives;

2.          Align executives and Shareholders’ interest around the creation of  incremental value;

3.          Foster teamwork and entrepreneurial spirit;

4.          Establish an explicit and visible link between all elements of compensation and corporate and individual performance; and

5.          Integrate compensation with the development and successful execution of strategic and operating plans.

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Section 7 executive compensation

Setting Executive Compensation

Compensation principles

CAE’s compensation policies and practices are structured in a balanced way such that they do not create risks that could have a material adverse effect on the Company.

The principles underlying CAE’s executive compensation programs are as follows:

Pay for performance	The majority of compensation is variable, contingent and directly linked to financial and operational performance metrics, as well as CAE’s share price market performance.
Balance	The portion of total compensation that is performance-based increases with an executive’s level of responsibility.
Long-term focus	For our most senior executives, long-term stock-based compensation opportunities outweigh short-term cash-based opportunities.
Shareholder alignment

The financial interests of executives are aligned with the interests of our Shareholders through stock-based compensation and annual and long-term performance metrics that correlate with sustainable shareholder value growth.

Competitiveness

Total compensation is competitive enough to attract, retain, and motivate CAE’s executive team while fostering entrepreneurial spirit. This is achieved by providing compensation at the median of comparator group but paying up to the 75th percentile for superior performance.

Responsibility

Compensation takes into account each executive’s responsibility to act in accordance with our ethical, environmental and health and safety objectives at all times, channeled through our Code of Business Conduct. Financial and operating performance must not compromise these values. Commitment to ethical and corporate responsibility is a fundamental belief underlying all aspects of our compensation plans, from setting targets to conducting annual performance assessments and succession planning.

Emphasis on variable and long-term compensation

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Section 7 executive compensation

The following illustrates the relative weight of each compensation policy element, at target:

Role of the HRC in setting executive compensation

The HRC acts as an advisory committee to the Board of Directors. The Board assigns responsibilities to the HRC with regards to the review, approval, and administration of CAE’s compensation programs. The main components of the HRC’s mandate with respect to compensation are:

▪  Review and approve the design of executive compensation and benefits programs;

▪  Review and consider the input of independent external consultants;

▪  Review and approve the composition of the CAE’s comparator group;

▪  As appropriate, meet with CAE Shareholders to discuss executive compensation and benefits;

▪  Report to the Board on how plan changes to compensation and benefits impact CAE’s financial performance and obligations;

▪  Recommend to the Board the President and CEO’s compensation;

▪  Review and approve on behalf of the Board management’s recommendations for annual compensation of the President and CEO’s direct reports;

▪  Review and approve changes to the pension plan, including investment strategy;

▪  Prepare the Compensation Discussion & Analysis Section of the annual management proxy circular and other disclosure documents.

Role of compensation consultants

The HRC retains the services of an independent compensation consultant, Hugessen Consulting Inc. (“Hugessen”), to provide advice on executive compensation matters. Hugessen is responsible for reviewing  materials presented to the committee on compensation-related matters and assists the Company in the design of its executive compensation programs. Hugessen performs duties for the HRC only. No CAE Director or officer has any affiliation with Hugessen.

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Section 7 executive compensation

CAE’s management also uses the services of PCI – Perrault Consulting Inc. (“PCI – Perrault”) to assist CAE in the benchmarking of its executive and the Board of Directors’ positions, as well as in the drafting of the annual management proxy circular.

While the HRC and Board receive input from others, they are responsible for the design, application and oversight of the CAE’s executive compensation programs.

The following table shows the fees paid by CAE to Hugessen and PCI-Perrault for FY2016 and FY2015.

	Fees paid to Hugessen		Fees paid to PCI – Perrault
Year	FY2016	FY2015	FY2016	FY2015
Executive Compensation	$112,443	$136,609	$70,734	$59,281
Other Mandates	─	─	─	─
Total	$112,443	$136,609	$70,734	$59,281

Comparator group

Updated every other year

Executive compensation is benchmarked every other year with the assistance of compensation consultants, PCI – Perrault, who prepare an analysis of CAE’s compensation set against compensation practices within the comparator group.  The latest executive compensation benchmarking was performed in FY2016.

▪  CAE’s business segments compete within several market segments and not all of its competitors are present in all the same segments or publish or provide segment-specific compensation disclosure relevant to CAE. Therefore, CAE included companies that are active in at least one of its activity segments. The table on the next page indicates the main activities for which the comparator group companies were chosen.

▪  The following criteria are also considered when selecting comparator group companies:

▪  Head office location

▪  Company financials (revenue and market capitalization)

▪  Companies with business operations outside of Canada, reflecting the fact that over 90% of CAE’s revenues are generated outside of Canada

▪  Companies that compete with CAE for talent (in and outside of Canada) reflecting CAE’s multinational reality. In FY2016, 1 out of 3 of the CEO’s direct reports leading a business segment came from outside of Canada; 2 out of 4 for FY2015.

▪  Companies with similar business profiles, specifically:

o    Size

o    Business mix/industry similarity

o    Scale of operations outside home country

o    Talent requirements/primary competitors for talent

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Section 7 executive compensation

▪  Given the comparator criteria above, CAE’s comparator group results in a broad mixture of relevant Canadian and US companies.

▪  The list of comparator companies adopted by the HRC for the 2016 benchmarking exercise was:

	Aerospace	Med. Devices	Indus. Controls	IT/ Software	Training/ Simul.	Constr./ Engin.	Other Services
Canadian Group
Linamar Corp.							¾
MacDonald Dettwiler				¾			¾
Manitoba Telecom Svcs[1]				¾			¾
ShawCor Ltd				¾			¾
SNC-Lavalin Group Inc.						¾
Stantec Inc.						¾	¾
Transat AT Inc.	¾
WestJet Airlines Ltd.	¾
US Group
AECOM Technology					¾	¾
AAR Corp.	¾
Alliant Techsystems Inc.	¾
AMETEK Inc.	¾	¾	¾			¾
Autodesk Inc.				¾
BE Aerospace	¾
Cadence Design Systems				¾		¾
Cubic Corp.	¾			¾	¾
Curtiss-Wright Corp	¾		¾
Esterline Technologies	¾
Gartner Inc.				¾
Hexcel Corporation	¾		¾			¾
Moog Inc.	¾	¾	¾
Rockwell Collins Inc.	¾				¾
Synopsys Inc.				¾
Teledyne Technologies		¾		¾
TransDigm Group	¾
Triumph Group	¾					¾
Varian Medical Systems		¾
Woodward Inc.	¾		¾

1    On May 2, 2016, BCE Inc. announced its acquisition of Manitoba Telecom Services. The transaction is expected to close by early 2017 subject to regulatory approvals.

CAE utilizes the compensation data from each of the Canadian and the U.S. group of comparator companies for benchmarking purposes. The Canadian and U.S. companies are weighted in aggregate equally and the compensation value between the two comparator groups is compared at par.

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Section 7 executive compensation

Comparator group financials

	Canadian Comparator Group		US Comparator Group		Combined Comparator Group
	Revenue[1]	Market Cap[1]	Revenue[1]	Market Cap[1]	Revenue[1]	Market Cap[1]
P25	$2,047M	$2,253M	$2,000M	$2,682M	$2,024M	$2,468M
Median	$3,048M	$2,728M	$2,405M	$4,572M	$2,727M	$3,650M
P75	$4,026M	$3,404M	$3,118M	$7,110M	$3,572M	$5,257M
CAE	$2,246M	$4,038M	$2,246M	$4,038M	$2,246M	$4,038M
Position	P33	P85	P42	P41	N/A	N/A

1 Based on the most recent annual reports at the time of the benchmarking.

Compensation Policy and Objectives

CAE’s executive compensation consists of five main elements: base salary, short-term incentive bonus, long-term incentives (restricted share units, performance share units and stock options), pension, and perquisites and other benefits. The table below illustrates CAE’s compensation policy. Total target compensation is positioned at the median of the comparator group but may result in paying up to the 75th percentile for superior performance.

Compensation Policy Summary

	Form	Plan Highlights	Plan Objectives	Policy
Base Salary	▪ Cash	▪ Fixed rate of pay ▪ Annual review

▪ Provide a base of regular income to attract and retain qualified leaders

▪ Recognize scope and responsibilities of the position as well as the experience of the individual

▪ Reward individual performance

▪ Set at 50th percentile of comparator group
Short-term Incentive (STIP)	▪ Cash

▪ Annual award based on corporate and, where appropriate, business unit metrics (75%) and personal objectives (KPIs) (25%) for the President and CEO and his direct reports

▪ For other eligible employees, annual award based on corporate and business unit metrics multiplied by individual performance multiplier

▪ Reward the achievement of the Company’s performance metrics

▪ Reward the achievement of personal objectives aligned with individual’s area of responsibility and role in realizing operating results

▪ Drive superior individual and corporate performance

▪ Set at the 50th percentile of comparator group but may result in paying up to the 75th percentile for superior performance
Long-term Incentive	▪ Performance-based share units (50% weight) ▪ Stock options (30% weight) ▪ Restricted share units (20% weight)	▪ LTIP value is awarded in different mid to long-term compensation vehicles with both time vesting and achievement of longer-term financial objectives	▪ Align management’s interests with Shareholder value growth ▪ Reward the achievement of sustained market performance ▪ Recognize individual contribution and potential ▪ Attract and retain key talent	▪ Set at the 50th percentile of comparator group but may result in paying up to the 75th percentile for superior performance

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Section 7 executive compensation

	Form	Plan Highlights	Plan Objectives	Policy
Pension	▪ Monthly pension in cash at retirement

▪ Registered Defined Benefit Plan for named executives representing 2% of average 5 best years of earnings (salary plus STIP), multiplied by pensionable service

▪ Supplementary Plan offered to the NEOs  for pension rights exceeding limits for registered plans

			▪ Support retention of key executives	▪ Set at the 50th percentile of comparator group
Perquisites and other benefits	▪ Employee Stock Purchase Plan (“ESPP”) ▪ Perquisites: including but not limited to car benefits, club membership, home office, personal legal and tax advice, and Health Spending Account	▪ ESPP: Employees and officers may purchase CAE Shares up to 18% of their base salary ▪ CAE matches 50% of employee contributions, up to a maximum of 3% of employee’s base salary	▪ Provide executives with a share ownership building vehicle	▪ Set to be market competitive

Base salaries

Recognize scope, responsibilities, experience and individual performance

The base salaries of the CAE executives are positioned at the median of the comparator group. While an executive’s salary is generally targeted at a specific range around the market median, such salary may vary depending on the individual’s performance and level of experience.  Base salaries are reviewed by the HRC annually, taking into account individual achievements, general performance, benchmark information and market conditions.

Annual short-term incentive program

Motivate the achievement of specific financial and operational results

The STIP provides for an annual cash bonus for executives and management based on CAE’s consolidated performance and individual achievement (KPIs for the President and CEO and his direct reports). Group Presidents' STIP awards are also based on their business unit's performance. Financial targets and KPIs are established  by the Board  of Directors  for the President  and CEO a  the beginning  of each  fiscal year;  the

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Section 7 executive compensation

same financial targets apply for the STIP globally. For FY2016, the financial and non-financial targets were specifically based on the following four metrics:

CAE LEVEL	BUSINESS UNIT LEVEL
Earnings per Share (“EPS”1)	Segment Operating Income[2] (“SOI”)
Book-to-Sales ratio[3]	Book-to-Sales ratio[3]
Return on Capital Employed (“ROCE”4)	Cashflow measure
Customer Satisfaction	Customer Satisfaction

In FY2016, ROCE was replaced by a cashflow measure at the business level to ensure proper focus on this measure. The combination of financial and customer satisfaction metrics at the corporate and business unit levels ensures all executives are accountable for CAE being a “Partner of Choice”.

KPIs for the President and CEO and his direct reports are quantifiable and/or qualitative performance targets set for reporting business units as well as for corporate functions. These relate to, amongst others, quality measures, customer experience, operational efficiency, technology enhancements, risk management, and leadership development and employee engagement.

For FY2016, the split between corporate metrics and KPIs for all NEOs was 75% and 25%, respectively. Of the 75% representing corporate (and business unit if applicable) metrics, the weight of each individual metric is as follows:

Why use EPS[1]?

Intended to keep management focused on earnings per share achievement. In the case of business unit targets, Segment Operating Income replaces EPS for profitability measurement, focusing the business unit Group Presidents on the achievement of results directly under their span of control.

Why use Book-to-Sales Ratio[3]?

Demonstrates the level of growth in sales for the Company’s products and services. Ratios over 1.0 show increasing demand and are a good indicator of future growth for the Company.

Why use ROCE[4]?

ROCE is a measure that is used to quantify the value that is generated by our assets. It demonstrates the profitability that is generated by the investments made by the Company, such as CAPEX, R&D, etc. At the business unit level, ROCE is replaced with cashflow to ensure the business unit Group Presidents focus on measures directly under their control, specifically the amount of cash generated and invested in their unit.

Why use Customer Satisfaction?

In support of CAE’s “Partner of Choice” value proposition. Critical in ensuring sustained and continued business with CAE’s clients, thus further strenghtening the Company’s market leader position for the future.

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1    EPS represents net earnings of the Company divided by the number of non-diluted outstanding Common Shares.

2     Segment Operating Income represents operating profit excluding the impact of restructuring costs.

3     Book-to-Sales ratio represents the order intake divided by the revenue.

4     ROCE represents the ratio over a rolling four-quarter period of net income attributable to equity holders of the Company excluding net finance expenses, after tax, divided by the average capital employed.

These metrics noted above are GAAP and non-GAAP financial measures and their definitions are provided in the Company’s FY2016 Annual Report.

Section 7 executive compensation

For NEOs with corporate-wide responsibilities, corporate metrics are 100% based on consolidated corporated results. For Group Presidents, metrics are 50% based on consolidated corporate results and 50% on their respective business unit results.

NEW	Change in STIP weighting for Group Presidents

For FY2017, these weightings have been modified for Group Presidents to support and enhance collaboration in delivering results.  The STIP metrics will be based 60% on consolidated corporate results and 40% on the respective business unit results.

Short-term incentives are paid in the form of cash bonuses based on a percentage of salary, and vary depending on the level of responsibility. Actual STIP awards can reach up to two times target levels depending upon the achievement of the previously noted performance metrics and personal objectives.  STIP payments for the President and CEO and his direct reports are approved by the HRC, and by the Board in the case of the President and CEO, following a review at year-end that considers overall corporate and individual performance and other factors.

Overall corporate financial performance limits

The table below outlines target and maximum short-term incentive levels by position:

	STIP Range as % of Base Salary
Position	Target	Maximum
President and CEO	100%	200%
Group Presidents and CFO	65%	130%
Senior Vice-President	45%	90%

In accordance with the STIP terms, the overall corporate performance multiplier is limited to 100% if the EPS result does not meet the target approved by the Board of Directors.

Long-term incentive programs

Align management’s interests with share price growth and reward sustained market performance

The LTIP is designed to reward executives for their contribution to the creation of Shareholder value. These awards are considered annually as part of the total compensation review. The value of the LTIP award varies according to the level of responsibility and is awarded within the range detailed below, based on each executive’s performance as assessed by the HRC and the Board.

	LTIP Range as % of Base Salary
Position	Minimum	Maximum
President and CEO	250%	350%
Group Presidents and CFO	100%	250%
Senior Vice-President	40%	150%

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Section 7 executive compensation

For FY2016, CAE’s LTIP was comprised of performance share units (“PSUs”), stock options and restricted share units (“RSUs”). All NEOs were eligible for an annual grant under each of these plans, and awards were allocated as follows:

Stock Options

The purpose of the Employee Stock Option Plan is to provide key employees of CAE with an opportunity to purchase Common Shares and to benefit from the related Share price appreciation, thus aligning closely the interests of such employees with those of our Shareholders, and to increase the ability of CAE to attract and retain individuals with exceptional skills.

The number of options issued to each NEO varies as a percentage of the executive’s base salary divided by the fair value of an option at that time, which is determined by applying the Black-Scholes option-pricing valuation methodology using the option’s expected term to adjust for volatility.

The plan permits stock option grants having a term of up to ten years. However, options issued starting with FY2012 have a term of seven years. In prior years, the option term was six years. Vesting is incremental in 25% tranches, starting on the first anniversary date of the grant.

Under the ESOP terms, the exercise price of the stock options is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day on which the options are granted. During FY2016, stock options were granted to the NEOs and other key employees of CAE and its subsidiaries. The number of outstanding options, as well as the other LTIP elements are taken into account by the HRC in determining how many new options may be granted in a fiscal year.

At the Meeting, Shareholders will vote to adopt a resolution to increase the number of Common Shares authorized for issuance under the ESOP by an amount of 10,000,000. This would mean that a total of 16,381,839 Common Shares, representing approximately 6% of all issued and outstanding Common Shares as of June 15, 2016 will be reserved and authorized for issuance following the exercise of stock options under the ESOP.

The ESOP provides for an option expiration date that, if the option expires during a CAE-imposed blackout period or within nine days thereafter, the term of the option may be the later of the original fixed expiration date, or 10 trading days after the date the blackout period ends if the original expiration date falls within, or within nine days after, a blackout period.

More details of the ESOP provisions can be found in Section 2 - “Business of the Meeting – Increase of the Number of Shares Available for CAE’s Employee Stock Option Plan” of this Circular. A copy of the ESOP can be accessed on CAE’s website at www.cae.com, on SEDAR at www.sedar.com, or on EDGAR at www.sec.gov.

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Section 7 executive compensation

Equity compensation plan information

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Percentage of CAE’s Outstanding Share Capital Represented By Such Securities	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column)	Percentage of CAE’s Outstanding Share Capital Represented By Such Securities
Employee Stock Option Plan	4,834,725	1.79%	$13.30	2,119,289	0.79%

The above chart is based on March 31, 2016 information. As of that date, the weighted average remaining contractual life for the outstanding options was 4.93 years. CAE’s only equity compensation plan is its Shareholder-approved ESOP.

CAE’s burn rate in FY2016 – the ratio of options granted vs CAE’s issued and outstanding Shares – was 0.65%.

Performance Share Unit Plan

In FY2015, CAE adopted a Performance Share Unit Plan (“PSUP”) for executives and senior management of CAE and its subsidiaries. The PSUP helps ensure that CAE executives’ long-term incentive compensation includes an element directly tied to the achievement of the strategic plan.

Determination of the number of Performance Share Units (“PSUs”) to be granted to a participant is made by dividing the dollar value of the PSU grant (a percentage of the participant’s base salary) by the weighted average market price of the Common Shares on the TSX on the five trading days preceding the date of grant.  A PSU is equal in value to one Common Share of CAE. PSUs are granted for a three-year period and vest according to time and achievement of performance criteria for such period.

PSUs vest at the end of three years, provided the participant is still employed by the Company on the third anniversary of the grant, subject to the EPS achievement compared to target for the year ended on March 31st immediately preceding the anniversary date. EPS targets are determined on the basis on the strategic plan approved by the Board of Directors.

Based on the EPS result and the EPS payout grid approved by the HRC in respect of the original grant, the target rate of granted units will be multiplied by a factor ranging from 0% to 200%. PSUP participants are entitled to receive their vested PSUs at the average fair market value of the Common Shares on the TSX for the 20 trading days preceding the final vesting date of the grant.

The PSUP is non-dilutive as all vested PSUs are paid out in cash. For details concerning the treatment of PSUs following the executive termination, resignation, retirement and change of control, please refer to Section 7 – “Executive Compensation - Termination and Change of Control Benefits”.

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Section 7 executive compensation

Changes to PSUP in FY2017

Starting in FY2017, the EPS achievement will be determined each year and a payout multiplier will be applied as follows:

However, the final payout will only be issued at the end of the three years, provided the participant is still employed by the Company on the third anniversary of the grant. This change was introduced to promote continuous improvement in our performance against the strategic plan and to improve the retention value of the plan.

Restricted Share Unit Plan

In FY2015, CAE adopted a time-based Restricted Share Unit Plan (“RSUP”) for executives and senior management of CAE and its subsidiaries. Determination of the number of Restricted Share Units (“RSUs” or “time-RSUs”) to be granted to a participant is made by dividing the dollar value of the RSU grant (a percentage of the participant’s base salary) by the weighted average market price of the Common Shares on the TSX on the five trading days preceding the date of grant.  A RSU is equal in value to one Common Share of CAE. RSUs are granted for a three-year period and vest on the third anniversary of the grant based on the participant's continued employment with CAE until that time. RSUP participants are entitled to receive their vested RSUs at the average fair market value of the Common Shares on the TSX for the 20 trading days preceding the final vesting date of the grant.

The RSUP is non-dilutive as all vested RSUs are paid out in cash. For details concerning the treatment of RSUs following the executive termination, resignation, retirement and change of control, please refer to Section 7 – “Executive Compensation - Termination and Change of Control Benefits”.

Inactive equity-based plans with legacy participants

Some NEOs have outstanding participation in the four following long-term incentive plans, which are no longer active (no further awards are made under the plans) but have yet to be fully paid out.

Fiscal 2005 Deferred Share Unit Plan

CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“LTUP”) in FY2005 that, as amended from time to time, applies to all grants made thereafter.

A Deferred Share Units (“LTUs”) grant vests in 20% increments over five years, commencing one year after the grant date. LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. LTUs are only redeemable in cash, following the unit holder’s retirement or termination of employment. No LTUs have been granted by CAE after FY2014.

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Fiscal 2004 Deferred Share Unit Plan

In FY2004, CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“FY2004 LTUP”) for executives of CAE and its subsidiaries to partially replace the grant of options under CAE’s ESOP. No FY2004 Long-Term Incentive Deferred Share Units (“FY2004 LTUs”) have been granted by CAE since FY2004. All FY2004 LTUs are fully vested for remaining plan participants. FY2004 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. FY2004 LTUs are only redeemable in cash, following the unit holder’s retirement or termination of employment.

Deferral of cash incentives

CAE had a Deferred Share Unit Plan (legacy “DSUP”) for executives under which an executive elected to receive cash incentive compensation in the form of Deferred Share Units (legacy “DSUs”). A DSU is equal in value to one Common Share of CAE. The units were issued on the basis of the average closing board lot sale price per share of Common Shares on the TSX during the last 10 days on which such shares traded prior to the date of issue. The DSUs also accrue dividend equivalents payable in additional units in an amount equal to dividends paid on Common Shares. Upon or within a defined period following termination of their employment, DSU holders are entitled to receive the fair market value of the equivalent number of Common Shares.

Fiscal 2010 Restricted Share Unit Plan

In FY2010, CAE adopted a performance-based Restricted Share Unit Plan (“FY2010 RSUP”) for executives and senior management of CAE and its subsidiaries.

A Restricted Share Unit (“FY2010 RSUs” or “performance-RSUs”)  is equal in value to one Common Share of CAE. FY2010 RSUs were last granted by CAE in FY2014 for the three-year period from FY2014 to FY2016. FY2010 RSUs vest according to time and achievement of performance criteria for such period.

FY2010 RSUs vest over the three years as follows, provided the participant is still employed by the Company on the third anniversary of the grant:

1.     A target rate of 1/6th of the granted units for each of the three years subject to the attainment (or not) of the TSR Relative Performance (shown below) for each of the three years; and

2.    A target rate of 1/2 of the granted units at the end of the third year subject to the attainment (or not) of the TSR Relative Performance over the three-year period.

The TSR Relative Performance means relative annual performance of CAE’s Total Shareholder Return vs. the Total Shareholder Return of the Standard and Poor’s Aerospace and Defence Index (“S&P ADI”) for the given period.

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Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by the factors indicated in the following table:

Annual TSR Relative Performance	Factor
1st Quartile (0 – 25th percentile)	0%
2nd Quartile (26th – 50th percentile)	50% – 98%
3rd Quartile (51st – 75th percentile)	100% – 148%
4th Quartile (76th – 100th percentile)	150%

Vesting between the S&P ADI performance quartiles is pro-rated on a linear progression from 50% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. FY2010 RSUP participants are entitled to receive their vested FY2010 RSUs at the average fair market value of the Common Shares on the TSX for the 20 trading days preceding the final vesting date of the grant.

CAE issued its last payment of the performance-RSUs in May 2016 as detailed under FY2014 RSU Payouts.

Pension, benefits and perquisites

Pension benefits

Promote long-term employment with the Company

In Canada, eligible employees participate in the Retirement Plan for Employees of CAE Inc. and Associated Companies. Executives at a vice president level and higher participate in the Pension Plan for Designated Executive Employees of CAE Inc. and Associated Companies (the “Designated Pension Plan”), and in the Supplementary Pension Plan of CAE Inc. and Associated Companies (the “Supplementary Pension Plan”). The Designated Pension Plan is a defined benefit plan to which CAE and participants contribute. Pensions payable under the Supplementary Pension Plan are paid directly by CAE. See Section 7 - “Executive Compensation – Pension Plan Benefits” for details about the value of the accrued benefit to each of the NEOs. Except as discussed in “Change in Control Contracts” below, CAE does not typically grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon compliance with a non-competition and non-solicitation clause.

Employee Stock Purchase Plan

Provide employees with a share ownership building vehicle and a savings vehicle beyond the pension plan

Under the CAE Employee Stock Purchase Plan, employees may make a contribution towards the purchase of Common Shares of up to 18% of their base salary. Under the plan, CAE makes a matching contribution on the first $500 contributed and further contributes $1 for every $2 on additional employee contributions, to a maximum contribution of 3% of the participant’s base salary.

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Change in control contracts

Safeguard the Company’s normal course of business in case of change in control

Four out of five NEOs are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is terminated without cause within two years following the change of control. See Section 7 - “Executive Compensation – Termination and Change of Control Benefits” for a summary of the impact of various events on the different compensation programs for the NEOs and details about the approximate incremental value that could be realized by a NEO following termination or a change of control event.

Perquisites

Provide executives with perquisites that are typical for senior executive positions

Flexible perquisites give executives a cash allowance to provide for certain benefits, including car benefits, club membership, home office, personal legal and tax advice, and a health care spending account. Such allowance is payable upon submission of receipts only and is capped at predetermined levels.

Executive Share Ownership Requirements

Under CAE’s share ownership policy, each executive is expected to own a minimum number of Common Shares and/or units under the DSUP and/or LTUP. The value of the required holding in Common Shares and/or units under the DSUP and LTUP represents:

Executives	% of Base Salary
President and CEO	500%
Group Presidents and CFO	250%
Other executives reporting directly to CEO	200%

The required holding may be acquired over a five‑year period from the date of hire or promotion into the executive position. Following the adoption of the RSUP in FY2015, the HRC decided to include 50% of the RSUs granted when calculating the share ownership requirement as the executives are required to buy Common Shares with after-tax proceeds from the RSUs vested until they reach their minimum ownership requirements. Since February 2014, the share ownership requirements are to be tested on a monthly basis until the requirement is met. At the time the required share ownership value is reached, the minimum number of shares/units to be held by the executive is locked-in and the executive is required to hold at least this  number of shares/units until retirement or termination of employment.

In addition, for each option exercise, the President and CEO has agreed to, and the Group Presidents and CFO must retain ownership or control over CAE Shares equivalent in value to 25% of the net profit realized on such option exercise for the duration of their employment with CAE. This policy encourages all key executives to hold a meaningful ownership interest in CAE to further align their interests with those of our Shareholders.

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As of March 31, 2016, all of the NEOs held CAE Shares and/or units under the DSUP and/or LTUPs valued in excess of the ownership policy. The following table below sets forth the minimum number of shares/units to be held by NEOs who have already met the requirement as well as the required value in dollars to meet the ownership guidelines.

NEO	Ownership Status	Target Date	Minimum Number of DSUs/Shares to be Held Once Requirement Met	Value Required [1] to Meet Guidelines	% Completion to Meet Share Ownership Guidelines
			(#)	($)	(%)
M. Parent	Already Met	n/a	286,858	4,300,000	100%
S. Lefebvre	Already Met	n/a	61,708	925,000	100%
N. Leontidis	Already Met	n/a	65,044	975,000	100%
G. Colabatistto	Already met	n/a	73,302	1,100,250	100%
R. Leclerc	Already Met	n/a	41,628	624,000	100%

1   If the requirement is already met, the value that was required at the later of: February 2014 (the date at which share ownership started to be tested monthly) or the time the NEO met the ownership requirements.

The following table details the total value of all accumulated Common Shares and DSUs/LTUs of the President and CEO as of March 31, 2016.

	Equity Subject to No Restrictions		Equity Subject to Restrictions

Equity Instrument	Number of Units[1]	Total Value[2]	Number of Units[3]	Total Value[2]

Common Shares	205,631	$3,088,578	Nil	Nil
LTUs/DSUs	232,683	$3,494,899	25,761	$386,930
Total	438,314	$6,583,477	25,761	$386,930

1    Represents the number of  all Common Shares held and all DSUs/LTUs vested as of March 31, 2016.

2   The total value disclosed is calculated by multiplying the number of shares/units by the closing price of the Common Shares on the TSX on March 31, 2016, which was $15.02.

3    Represents the number of DSUs/LTUs that have not vested as of March 31, 2016 as they are subject to certain time-vesting conditions.

Risk Mitigation

The HRC and the Board of CAE believe that executive compensation should be contingent on performance relative to pre-established targets and objectives. Also, management must achieve targets and objectives in a manner consistent with legal standards, as well as CAE’s ethical standards and internal policies. The HRC and the Board regularly review the Company’s compensation policies and practices to ensure that they do not encourage inappropriate risk-taking. The following caracteristics of our compensation program in FY2016 were identified as having risk-mitigating effects:

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▪  Our mix of short, medium and longer-term compensation encourages CAE executives to take a balanced view and mitigates against excessive risk-taking or overly conservative behaviour.

▪  Our emphasis on long-term performance: at target, only 19% to 20% of a NEO’s target total direct compensation is tied to short-term results (annual short term incentive award), while 50% to 60% is tied to long-term incentives (PSUs, options and RSUs).  For the purpose of this paragraph, target total direct compensation is defined as the sum of base salary, target STIP and target LTIP.

▪  Our cap on NEO annual short-term incentive awards is directly linked to, and determined by, overall corporate financial performance (as measured by the STIP financial targets) and individual performance, so a NEO cannot reap an excessive reward based only on his/her own performance against financial or other targets.

▪  Threshold level of corporate performance and a cap on annual incentive awards provide that the annual short-term incentive award payout can be zero, if minimum threshold levels of corporate, business unit and individual performance are not met, and is capped at 200% where corporate, business unit and individual performance objectives are exceeded, to prevent excessive payouts and to act as a disincentive against excessive risk-taking. Specifically, for the annual short-term incentive award, the corporate performance multiplier is capped at 100% if the EPS target is not met.

▪  Our clawback policy for our executives provides that CAE may seek repayment of incentive compensation for years in which financial results are restated as a result of omission, fraud or intentional misconduct.

▪  Our anti-hedging policy prohibits executives from purchasing or otherwise entering into financial instruments, including prepaid variable forward contracts, instruments for the short sale or sale of call or put options, equity swaps, collars, or units of exchangeable funds designed to hedge or offset a decrease in  the market value of any CAE securities, including but not limited to DSUs they hold.

▪  The President and CEO has agreed to, and the CFO and the Group Presidents must retain ownership or control over CAE Shares equivalent in value to 25% of the net profits from any option exercise until their retirement or termination. This reduces the risk of short-term maneuvers designed to temporarily lift the CAE Share price to the detriment of sustainable results.

▪  CAE’s Corporate Policies and Procedures preclude individual executives from acting unilaterally without approval in the case of material transactions identified in those policies.

▪  Our share ownership requirement for the NEOs to own multiples of their annual base salary in CAE Shares (see Section 7 - “Executive Compensation - Executive Share Ownership Requirements” above for details) discourages excessive short-term risk-taking given the executives’ exposure to the longer-term CAE Share price movements through both their direct ownership and the LTIP elements they hold.

▪  Use of external compensation consultants ensures that the HRC gets an independent opinion on our executive compensation programs to validate the plans’ alignment with our pay-for-performance philosophy and market best practices.

After considering the overall compensation program and taking into account both its knowledge of the past performance of the CAE management team and the nature of CAE’s various businesses, the HRC is not aware of any risks arising from the CAE’s compensation policies and practices that would be reasonably likely to have a material adverse effect on CAE.

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Determination of the NEOs’ Compensation in FY2016

Base Salary

The salaries of the President and CEO and other NEOs are determined in accordance with CAE’s compensation philosophy and policy, and are reviewed and approved, in the case of the President and CEO, annually by the independent members of the Board of Directors. The HRC reviews benchmark data to ensure that the President and CEO’s and his direct reports’ total direct compensation (base salary, short-term and long-term incentives, and other compensation) is in line with CAE’s compensation philosophy.

Short-Term Incentive Plan – Corporate and Individual performance

75% of short-term incentive awards for the President and CEO and other NEOs with corporate-wide responsibilities was based on the achievement of corporate performance metrics, namely EPS, Book-to-Sales Ratio, ROCE and Customer Satisfaction, as detailed under Section 7 - “Executive Compensation - Annual Short-Term Incentive Program”. As for Group Presidents, 37.5% of their short-term incentive awards was based on the achievement of corporate performance metrics as described previously, and 37.5% on their respective business unit performance metrics, which were the same as corporate performance metrics, except for EPS being replaced by Segment Operating Income and ROCE by cash flow before financing.  Having every NEO’s annual incentive evaluated on the same performance metrics reinforces the team work amongst our executive team and motivates them to achieve widespread success for the whole organization.

The table below illustrates the respective weights given to each FY2016 corporate performance metrics, as well as the actual results and related payout levels.

	Weighting	THRESHOLD	TARGET	MAXIMUM	ACHIEVED	Payout Level
Bonus payout		0%	100%	200%
Earnings Per Share[1]	50%	$0.75	$0.82	$0.89	$0.83[2]	55%
Book-to-Sales Ratio	20%	0.99	1.04	1.09	1.11	40%
Return on Capital (ROCE)	20%	9.94%	10.67%	11.40%	10.50%[2]	17%
Customer Satisfaction	10%	Various Customer Satisfaction Indices				14%
Weighted Average STIP Payout						126%

   1 If the EPS target is not met, the corporate performance multiplier is capped at 100%.

   2  Adjusted for certain elements as per plan provisions.

The business unit performance metrics for the Group Presidents consisted of stretch targets with respect to Segment Operating Income, Book-to-Sales Ratio, Cash Flow before Financing and Customer Satisfaction. Actual targets are not disclosed given the sensitive competitive nature of this information.

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The Civil business unit exceeded one of the four targets with the remaining three partially achieved, resulting in a 87% payout level. The  Defence & Security business unit achieved or exceeded four of the five targets, with the remaining one being partially met, resulting in a 107% payout level.

The remaining 25% of the NEOs’ annual incentive is awarded based on them achieving their business unit or function pre-determined objectives. As with other performance measures, such achievement is translated into an individual multiplier that ranges from 0% to 200%. For FY2016, the individual performance multiplier for the President and CEO was 200% while the average multiplier for other NEOs was 143%. The HRC determined the President and CEO’s individual performance multiplier and reviewed and approved the President and CEO’s recommendations on the individual performance multiplier for his direct reports following a detailed discussion of corporate and individual performance (described in detail in the next section).

The table below sets out the STIP targets, maximums and actual payout levels for the NEOs earned for FY2016, expressed as a percentage of salary:

Position	Target	Max	Actual Payout Level
President and CEO	100%	200%	145%
CFO	65%	130%	86%
Group President, Defence & Security	65%	130%	81%
Group President, Civil Aviation Training Solutions	65%	130%	72%
Vice President, Civil Aviation Training – Pilot Solutions	45%	90%	59%

Long-Term Incentive Plan

FY2016 LTIP Grants

The table below sets out the LTIP ranges and actual awards to the NEOs granted for FY2016, expressed as a percentage of salary:

	LTIP Range		Actual Grant
Position	Minimum	Max
President and CEO	250%	350%	325%
CFO	100%	250%	190%
Group President, Defence & Security	100%	250%	190%
Group President, Civil Aviation Training Solutions	100%	250%	180%
Vice President, Civil Aviation Training – Pilot Solutions	40%	150%	75%

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FY2014 RSU Payouts

As per the terms of the FY2010 RSUP, the HRC reviewed the CAE’s performance against the set threshold and target levels and approved the following results:

Vesting Weighting	Tranche Vesting	CAE TSR FY1	YTD Relative Positionning	Resulting Vesting
1/6	1st Tranche FY2014	48.7%	56p	110%
1/6	2nd Tranche FY2015	2.7%	32p	62%
1/6	3rd Tranche FY2016	3.6%	78p	150%
1/2	3-Year Period	59.2%	63p	124%
OVERALL VESTING FOR 2014 RSU GRANTS				116%

1Reflecting the impact of dividends paid

The final cash payout is based on the average fair market value of the Common Shares on the TSX for the 20 trading days preceding the final vesting date of the grant. No further grants are outstanding under the FY2010 RSUP.

President and CEO - FY2016 Accomplishments

The President and CEO’s main targets and objectives for FY2016 and related results are set out below:

1. Improve investment returns

▪  Exceeded the planned EPS performance.

▪  Delivered annual revenue increase of 11.5% to a record $2.5B.

▪  Achieved strong order intake in both Civil and Defence & Security business units, resulting in Book to Sales ratio of 1.11.

▪  Delivered higher utilization of the Civil training network.

▪  Continued success in de-leveraging the balance sheet, with a reduction in the Net Debt to Capital ratio to 28.9%.

▪  Realized the successful divestiture of the Mining business.

2. Transform processes to move offering from projects to products

▪  Communicated a new CAE strategic framework to the investment community with very positive reception.

▪  Achieved significant cost reductions per full flight simulator generating important savings.

▪  Reduced the production time of full flight simulators enabling us to deliver our products more rapidly to our customers.

3. Become the recognized training partner of choice

▪  Signed important contracts to deliver integrated training solutions in the Defence & Security sector.

▪  Successfully integrated NATO Flight Training Center (NFTC).

▪  Increased market penetration of CAE instructor based training by 5%.

4. Innovate higher-value products and services

▪  Achieved the launch and deployment of new differentiated products and training services offerings related to the Civil and Defence & Security business units.

▪  Excelled in deploying and launching several new products in our Healthcare division and signed collaboration agreements with several scientific societies and medical device companies.

5. Engage our employees and align them to the new vision and process evolution

▪  Implemented a communication strategy to improve our employees’ engagement

▪  In line with the evolution of our succession and leadership planning efforts, introduced an enhanced assessment and development program at the executive level.

▪  Launched a new cross-company social media presence that is aligned with our vision.

▪  Further improved our Employee Health and Safety metrics by 5% while having no major accident during the year; reduced our injury frequency rate by 40%, and reduced our days lost rate by 29%.

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The Board reviewed Mr. Parent’s achievements against each of these objectives in detail, and considered he had exceeded most of his objectives, as noted above. Thus, for FY2016, Mr. Parent received a short-term incentive award of $1,292,408 based on the corporate financial performance against the STIP financial objectives and his other accomplishments. The level of achievement was 126% against the short-term incentive plan performance targets, which comprise 75% of his STIP.  The Board awarded Mr. Parent a 200% achievement rate on his personal KPIs, which comprise the remaining 25% of his STIP. As a result, his aggregate annual incentive payment represented 145% of the target bonus.  See Section 7 - “Executive Compensation - Annual Short-Term Incentive Program”.

Other NEOs – FY2016 Accomplishments

As previously discussed, this section paints a portrait of the major achievements of each NEO for FY2016. These were the main key performance indicators (“KPIs”) in determining the individual performance multiplier applicable to their annual incentive awards.

Stéphane Lefebvre – Chief Financial Officer

▪  Continued success in de-leveraging the balance sheet whilst continuing development of capital, increasing returns to Shareholders via dividends and Share repurchase initiative and maintaining a strong credit rating.

▪  Implemented a restructuring plan aligned with the implementation of our internal processes transformation initiative.

▪  Led efforts on optimizing cash management and cash generation within the business units.

▪  Led the successful  divestiture of the Mining business.

▪  Implemented several continuous improvement initiatives within the finance function.

▪  Within the IT function, successfully generated savings through global integration and convergence of technology.

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Gene Colabatistto – Group President, Defence & Security

▪  Met financial objectives and delivered very strong order intake for the year.

▪  Completed record setting level of proposals with a very high success rate.

▪  Won several significant Total Systems Integrator projects.

▪  Led the successful integration of the NATO Flight Training Center business into CAE. Collaborated with CAE Health Care to secure key awards.

▪  Played a leadership role in implementation of our internal processes transformation initiative.

Nick Leontidis – Group President, Civil Aviation Training Solutions

▪  Delivered strong order intake in products and services despite aggressive competition. Sold a record 53 full-flight simulators (FFS) and maintained  our market share position.

▪  Played a key role in driving the implementation of our vision to be the training partner of choice.

▪  Established the Chief Training Officer organization that provides a focus on the Customer experience in our training environment.

▪  Defined the Next Generation Training Solution and identified differentiators in training capabilities.

▪  Increased the CAE instructor-based training market revenues from previous year, as well as the number of training solutions customer and the profitability of the training centers

▪  Played a leadership role in implementation of our internal processes transformation initiative.

Robert Leclerc – Vice President, Civil Aviation Training – Pilot Solutions

Mr. Leclerc has been in the role of Vice-President, Global Engineering, Technology and Operations for most of the year. He transitionned to his new role of Vice-President, Civil Aviation Training – Pilot Solutions in February 2016.

▪  Assumed the leadership role for the internal processes transformation initiative.

▪  Established the new Engineering organization to support processes transformation initiative.

▪  Strongly improved our Health and Safety  performance by reducing the frequency of injuries and the number of days lost.

▪  Played a strong leadership role during the acquisition process of the Lockheed Martin Commercial Flight Training organization.

▪  Worked in conjunction with Chief Training Officer to define data enabled Next Generation Training Solutions.

▪  Devised a very effective technology strategy to significantly increase innovation and patent activity at CAE.

Not all details of the NEO targets have been disclosed due to the potential competitive prejudice to CAE of doing so. The NEOs’ performance against their objectives was reviewed by the HRC after the end of FY2016, in addition to having been reviewed by the president and CEO during the fiscal year.

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Shareholder return performance graph

The following graph compares the cumulative Shareholder return of the Common Shares with the cumulative returns of each of the S&P/TSX Composite Index and the S&P Aerospace & Defence Index for a five-year period commencing March 31, 20111.

comparison of five-year cumulative total return of cae inc. vs. s&p/tsx composite index and s&p aerospace & defence index

	2011	2012	2013	2014	2015	2016
CAE Inc.	$100	$81	$80	$119	$123	$128
S&P/TSX Composite Index	$100	$90	$96	$111	$119	$111
S&P Aerospace & Defence Index	$100	$103	$120	$175	$204	$183

1   $100 invested in Common Shares traded on the TSX on March 31, 2011. Values are as at the last trading date during the month of March in the specified years and from the S&P/TSX Composite Total Return Index and S&P Aerospace & Defence Total Return Index, which assume dividend reinvestment.

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Pay for Performance Linkage

The following chart compares the evolution of CAE’s total shareholder return with the evolution of executive compensation (as disclosed in the summary compensation table) for both the President and CEO and the other Named Executive Officers. The total shareholder return assumes $100 invested in Common Shares traded on the Toronto Stock Exchange on March 31, 2011. Values are as at the last trading date during the month of March in the specified years, including the reinvestment of dividends.

 Notes:

1.     In FY2012, the former CFO’s compensation was included up to May 26, 2011, excluding his termination benefits.

2.     In FY2013, the former Group President, Military, Simulation Products, Training and Services’ compensation was included up to September 28, 2012, excluding his 3 additional years of service credited in the Supplemental Pension Plan.

The President and CEO’s and NEO’s total compensation is not specifically based on the performance of CAE’s Common Shares on the TSX, but rather on the overall Company financial and operational performance.

However, in general, the trend in the CEO’s total compensation follows the trend in the CAE’s total shareholder return. The performance graph shows a decline in CAE’s total shareholder return during the period of FY2012 and FY2013, followed by a steady year-over-year increase during FY2014, FY2015 and FY2016.  A similar trend can also be observed in the CEO total compensation, which decreased in FY2013 and then increased in the subsequent years. In FY2016, the CEO’s compensation reflected the CAE record revenue and backlog results and double digit top and bottom line growth with the STIP achieved at 126% and the fact that he became eligible for retirement under the pension plans. With regards to other NEOs, the trend was impacted by changes in the positions of Chief Financial Officer in FY2012 and Group Presidents in FY2013 and FY2014, respectively, with new incumbents being hired or promoted at compensation levels much lower than previous executives, which resulted in the average non-CEO NEO compensation being relatively unchanged over the last four years. In Section 7 – “Executive Compensation - Pay for Performance Relative to Comparator Group” there is a more robust comparison of the President and CEO’s compensation, both declared and realizable, with our comparator group and relative financial performance.

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Pay for Performance Linkage	2016	2015	2014
Market Capitalization (as of March 31)	$4.050 billion	$3.945 billion	$3.838 billion
Return on equity	12.3%	13.2%	14.2%
Total shareholders average return – three-year compounded annual growth rate	6.9%	12.4%	3.5%
Earnings per share attributable to equity holders of the Company from continuing operations	$0.89	$0.76	$0.72
Earnings per share from continuing operations before specific items[1]	$0.86	$0.76	$0.72

1   Non-GAAP measure calculated by excluding the effect per Share of restructuring costs and one-time tax items from the diluted earnings per Share from continuing operations attributable to equity holders of the Company.

Given the value and conditions related to the long term incentive awards it takes time to determine the effectiveness of our pay-for-performance approach and the alignment between the NEOs’ compensation and the Shareholders’ return. The following table compares for each year the NEOs’ total compensation, as presented for the past 5 years (or lesser period with CAE) to the actual value realized over time.

NAME AND PRINCIPAL POSITION	YEAR	DISCLOSED COMPENSATION LESS PENSION VALUE[1]	ACTUAL REALIZED COMPENSATION[2]
			at March 31,2016
M. Parent President and CEO	2016	$5,005,577	$7,957,551
	2015	$4,419,854	$5,207,338
	2014	$3,962,819	$5,423,141
	2013	$1,856,373	$1,610,990
	2012	$2,607,190	$2,405,467
	Total	$17,851,813	$22,604,487
S. Lefebvre Chief Financial Officer	2016	$1,595,308	$1,421,685
	2015	$1,534,488	$909,416
	2014	$1,349,224	$741,587
	2013	$976,096	$707,844
	2012	$979,543	$780,814
	Total	$6,434,659	$4,561,346
N. Leontidis Group President, Civil Aviation Training Solutions	2016	$1,548,314	$1,333,759
	2015	$1,521,480	$948,501
	2014	$1,631,849	$1,231,287
	2013	$917,891	$689,906
	2012	$1,059,153	$952,952
	Total	$6,678,687	$5,156,405
G. Colabatistto Group President, Defence and Security	2016	$1,840,079	$1,070,300
	2015	$1,660,048	$922,211
	2014	$1,514,632	$897,471
	2013	$1,242,859	$943,282
	Total	$6,257,618	$3,833,264
R. Leclerc Vice President, Civil Aviation Training – Pilot Solutions	2016	$834,498	$648,640
	2015	$711,589	$593,543
	2014	$629,864	$576,051
	Total	$2,175,951	$1,818,234

1.  Sum of base salary, annual STIP paid, all other compensation, and the grant value of Share-based and option-based awards during the fiscal year as disclosed in the Circular.

2.  Sum of base salary, annual STIP paid, all other compensation, the payout value of RSUs/performance RSUs and the current market value of the vested DSUs associated with the grant awarded for that fiscal year, and the option gain from any option exercise during the period.

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Pay for Performance Relative to Comparator Group

To ensure alignment between pay and performance, the HRC reviews the competitiveness of CAE President and CEO’s compensation in the context of the Company’s relative performance across a number of key financial metrics. The chart below provides a comparison of the 3-year President and CEO compensation and  CAE’s 3-year performance relative to CAE’s revised comparator group (as measured on an “as reported” basis and on a realizable basis).

The chart below depicts the following:

1.       The percentile rank of CAE’s relative performance on the following metrics (measured over the last 3 fiscal years against the revised comparator group):

▪  Earnings per Share (EPS) growth

▪  Total Shareholder Return (TSR)

▪  Average Return on Capital Employed (ROCE)

▪  Average Operating Margin

▪  Overall performance –– based on the weighted performance of each of these four metrics with weightings of 35%, 35%, 15% and 15% respectively.

2.       The percentile rank of CAE on declared and realizable President and CEO compensation over the past 3 fiscal years as defined below.

3-year Declared Compensation = Total compensation for a 3-year period as reported in the summary compensation table, excluding the pension value.

3-year Realizable Compensation = Cash compensation plus the market value of equity awards granted over the past 3 years. It is equal to the sum of salary, the annual incentive paid, long-term incentives and all other compensation excluding the pension value. Long-term incentive values are based on the following:

  For time-vested equity: Value of all time-vested awards granted (stock and options) during the measurement period of 3 years valued at the closing price on the last day of the measurement period.
  For performance-based equity: Value of all performance-based awards (regardless of the date it was granted) for which the final performance result was established during the measurement period, i.e. it is the value of performance-based awards earned based on the final performance results achieved during the measurement period of 3 years.

Note: President and CEO compensation for the US and Canadian companies was compared at par.

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Section 7 executive compensation

 Compensation of our Named Executive Officers

Summary compensation table

The first of the following tables provides a summary of compensation earned during the last three fiscal years ended March 31, 2016 by the President and Chief Executive Officer, the Chief Financial Officer, the three most highly compensated policy‑making executives who served as executive officers of CAE or its subsidiaries as at March 31, 2016 (collectively, “Named Executive Officers” or “NEOs”).

					Non-Equity Incentive Plan Compensation
Name And Principal Position	Year	Salary	Share-Based Awards[1]	Option-Based Awards[2]	Annual Incentive Plan[3]	Long-Term Incen-tive Plan	Pension Value[4]	All Other Compen-sation[5]	Total Compen-sation
		$	$	$	$	$	$	$	$
M. Parent President and Chief Executive Officer	2016	888,667	2,034,816	640,614	1,292,408	0	604,000	149,072	5,609,577
	2015	860,000	1,806,112	691,600	913,750	0	293,000	148,392	4,712,854
	2014	854,167	1,319,879	830,496	823,450	0	528,000	134,827	4,490,819
S. Lefebvre Chief Financial Officer	2016	415,076	558,817	175,911	360,360	0	278,000	85,144	1,873,308
	2015	395,000	532,158	203,840	337,250	0	256,000	66,240	1,790,488
	2014	365,000	436,961	274,782	206,229	0	238,000	66,252	1,587,224
N. Leontidis Group President, Civil Aviation Training Solutions	2016	423,733	536,713	169,035	304,101	0	222,000	114,732	1,770,314
	2015	409,500	578,777	221,780	190,112	0	261,000	121,311	1,782,480
	2014	382,750	574,046	353,468	230,051	0	521,000	91,534	2,152,849
G. Colabatistto Group President, Defence & Security	2016	437,283	585,464	184,315	357,224	0	254,000	275,793	2,094,079
	2015	420,167	533,477	204,360	266,140	0	206,000	235,904	1,866,048
	2014	401,667	430,457	270,846	225,737	0	197,000	185,925	1,711,632
R. Leclerc Vice President, Civil Aviation Training – Pilot Solutions	2016	338,950	178,955	56,345	202,316	0	165,000	57,932	999,498
	2015	327,583	138,977	53,300	126,493	0	155,000	65,236	866,589
	2014	308,160	92,255	57,939	123,903	0	178,000	47,607	807,864

1

Represents the value of share-based awards granted under the time-RSUP, the PSUP, and the FY2010 RSUP. The value disclosed for the time-RSUs and PSUs represents  the award dollar value calculated by multiplying the number of time-RSUs and PSUs awarded at target (100%) by the CAE’s weighted average Share price on the five trading days immediately preceding the grant date ($14.66 for units awarded in FY2015 and $15.14 for units awarded in FY 2016).  Such value differs from the accounting grant date fair value determined in accordance with IFRS2, Share-based Payments as the accounting fair value is assessed with the share price on the date of the award (rather than on an average). The accounting grant date fair value would be as follows if using the CAE Common Share closing price on the TSX on the respective grant date ($14.87 on May 21, 2014 and $14.85 on May 29, 2015): Mr. Parent: $1,831,984 in FY2015 (a difference of $25,872) and $1,995,840 in FY2016 (a negative difference of $38,976); Mr. Lefebvre: $539,781 in FY2015 (a difference of $7,623) and $548,114 in FY2016 (a negative difference of $10,703), Mr. Leontidis: $587,068 in FY2015 (a difference of $8,291) and $526,433 in FY2016 (a negative difference of $10,280), Mr. Colabatistto: $541,119 in FY2015 (a difference of $7,642) and $574,250 in FY2016 (a negative difference $11,214) and for Mr. Leclerc: $140,968 in FY2015 (a difference of $1,991) and $175,527 in FY2016 (a negative difference of $3,428). Note that the actual value paid, if any, will differ.

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The value disclosed for the FY2010 RSUs represents the grant date fair value of the award in accordance with IFRS2, Share-based Payments. Such value is determined using stochastics Monte Carlo simulations of share price performance and is based on CAE’s closing Share price on the grant date. The Monte Carlo method is a well-known and widely-used technique that implies that the price of a share changes stochastically, meaning by a random process. The last FY2010 RSUs were granted in FY2014 and the following assumptions were used for the accounting fair value calculation:

2014
Expected volatility CAE	22.93%
Expected volatility index	17.73%
Risk-free interest rate	1.11%
Correlation CAE to index	0.43

2

R    2 Represents the value of option-based awards granted under the ESOP and determined based on the grant date fair value of the award in accordance with IFRS2. Note that actual value received, if any, will differ. The value of each option is determined using the Black-Scholes model with  the following assumptions:

	FY2016	FY2015	FY2014 – June	FY2014 – May
Dividend yield	1.89%	1.61%	1.88%	1.83%
Expected volatility	20.12%	22.03%	29.61%	29.88%
Risk-free interest rate	0.85%	1.47%	1.42%	1.34%
Expected option term	4	4	5	5
Black-Scholes Value	12.62%	17.74%	21.63%	22.32%

3 3

R    Represents the STIP payout earned in each fiscal year and paid in the first quarter of the following year (see Section 7 - “Short-Term Incentive Plan – Corporate and Individual performance” for details). For Mr. Lefebvre, the amount shown in FY2015 includes a special bonus of $100,000 for his contribution during a strategic initiative. For Mr. Colabatistto the amount shown in FY2014 includes an amount of $55,000 paid on his first anniversary date of hire to offset any potential short fall in his long-term incentive program from his previous employer.

4 4

  The pension value shown corresponds to the compensatory value reported in the Defined Benefit Plan Table and includes the service cost and the impact of the increase in earnings in excess of actuarial assumptions.

5  5All other compensation comprises other benefit expenses and allowances paid by CAE as follows:

	Automobile Expenses	Health & Insurance Benefits	Other Perquisites	Relocation/ Cost of Living Allocation	Employer ESPP Contributions	Dividend Equivalents	Total
M. Parent	24,317	21,095	1,692	-	26,660	75,308	149,072
S. Lefebvre	22,591	15,477	16,856	-	12,500	17,720	85,144
N. Leontidis	24,218	14,681	3,239	-	12,712	59,882	114,732
G. Colabatistto	10,702	17,841	188,501[a]	29,505	13,119	16,125	275,793
R. Leclerc	18,439	15,307	5,898	-	1,695	16,593	57,932

a      For Mr. Colabatistto, other perquisites include perquisite allowance of $14,127 and a tax equalization payment (and associated gross up) of $161,040 resulting from his relocation from the United States to Canada when he joined CAE.

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Incentive Plan Awards

The following tables provide information relating to each option-based awards and share-based awards outstanding as at March 31, 2016 for each NEO, as well as the value vested or earned during FY2016 in respect of such incentive plan awards.

Share and option based awards granted in FY2016

The following table details the awards made under CAE’s share and option based plans:

Name	Award Type	Award Date	Number Of Securities, Units Or Other Rights	Payout Or Expiration Date	Grant Price[4]
M. Parent	RSU[1]	29/05/2015	38,400	28/05/2018	$15.14
	PSU[2]	29/05/2015	96,000	28/05/2018	$15.14
	Stock Option[3]	29/05/2015	335,400	28/05/2022	$15.14
S. Lefebvre	RSU[1]	29/05/2015	10,550	28/05/2018	$15.14
	PSU[2]	29/05/2015	26,360	28/05/2018	$15.14
	Stock Option[3]	29/05/2015	92,100	28/05/2022	$15.14
N. Leontidis	RSU[1]	29/05/2015	10,130	28/05/2018	$15.14
	PSU[2]	29/05/2015	25,320	28/05/2018	$15.14
	Stock Option[3]	29/05/2015	88,500	28/05/2022	$15.14
G. Colabatistto	RSU[1]	29/05/2015	11,050	28/05/2018	$15.14
	PSU[2]	29/05/2015	27,620	28/05/2018	$15.14
	Stock Option[3]	29/05/2015	96,500	28/05/2022	$15.14
R. Leclerc	RSU[1]	29/05/2015	3,380	28/05/2018	$15.14
	PSU[2]	29/05/2015	8,440	28/05/2018	$15.14
	Stock Option[3]	29/05/2015	29,500	28/05/2022	$15.14

1     RSU awards under the time-based RSUP (see Section 7  - “Compensation Discussion & Analysis” for details). Under this plan, 100% of the granted units will vest in May 2018, subject to the participant’s continued employment with CAE. Vested  RSUs will be paid based on the average Common Share price on the TSX during the 20 trading days preceding the final vesting date of the grant.

2    PSU awards under the PSUP (see Section 7  - “Compensation Discussion & Analysis” for details). Under this plan, the granted units may vest in May 2018, subject to CAE’s EPS performance and the EPS payout grid approved by the HRC and the participant’s continued employment with CAE. Depending on the EPS performance, the target rate of granted units will be multiplied by a factor ranging from 0% to 200%. Vested  PSUs will be paid based on the average Share price on the TSX during the 20 trading days preceding the final vesting date of the grant.

3    Stock options awards under the ESOP (see Section 7  - “Compensation Discussion & Analysis”  for details). Under this plan options were granted with an exercise price equal to the weighted average price per Common Share on the TSX on the five trading days immediately preceding the grant date. At each of the first four anniversaries of the grant, 25% of the award vests and becomes exercisable.

4    The grant price on grant date is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the grant date.

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Outstanding share-based awards and option-based awards

			OPTION-BASED AWARDS		SHARE-BASED AWARDS
Name	Number of Securities Underlying Unexercised Options	Option Exercise Price[1]	Option Expiration Date	Value of Unexercised In-the-Money Options[2]	Number of Shares or Units of Shares that have not vested[3]	Market or Payout value of Share-based Awards that have not Vested[4]	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed[5]
	#	$		$	#	$	$
M. Parent	335,400	15.14	28/05/2022	0
	266,000	14.66	20/05/2021	95,760
	337,600	11.02	20/05/2020	1,350,400

Total				1,446,160	283,361	4,256,082	4,905,078
S. Lefebvre	92,100	15.14	28/05/2022	0
	78,400	14.66	20/05/2021	28,224
	81,700	11.02	20/05/2020	326,800
	18,500	10.20	27/05/2019	89,170
Total				444,194	88,522	1,329,600	1,150,247
N. Leontidis	88,500	15.14	28/05/2022	0
	85,300	14.66	20/05/2021	30,708
	32,300	10.77	05/06/2020	137,275
	41,250	11.02	20/05/2020	165,000
	15,725	10.20	27/05/2019	75,795
Total				408,778	92,389	1,387,683	3,445,702
G. Colabatistto	96,500	15.14	28/05/2022	0
	78,600	14.66	20/05/2021	28,296
	110,100	11.02	20/05/2020	440,400
	119,600	10.04	03/06/2019	595,608
Total				1,064,304	99,996	1,501,940	916,506
R. Leclerc	29,500	15.14	28/05/2022	0
	20,500	14.66	20/05/2021	7,380
	675	10.77	05/06/2020	2,869
	11,350	11.02	20/05/2020	45,400
	4,375	10.20	27/05/2019	21,088
Total				76,737	24,845	373,172	900,719

1         Pursuant to the terms of the plan, options under the ESOP were granted with an exercise price equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the grant date.

2

Options are in-the-money if the market value of the Common Shares covered by the options is greater than the option exercise price. The value shown is equal to the excess, if any, of the Common Share closing price on the TSX on March 31, 2016 ($15.02) over the option’s exercise price.  The actual value realized will be based on the actual in-the-money value upon exercise of the options, if any. The options vest at 25% per year commencing one year after the grant date.

3         Represents the aggregate number of units that have not met all performance or employment conditions for payment.

4         Payout value is established based on the Common Share closing price on March 31, 2016 ($15.02) for LTUs and for performance-RSUs, time-RSUs and PSUs grants payable in May 2017 and May 2018.

 5

Represents the portion of units under the LTUP that are vested at the end of the fiscal year and for which payment is deferred to the termination of employment and the portion of performance-RSUs awarded in the last three fiscal years that have vested based on the one-year TSR Relative Performance of FY2014 (110%), FY2015 (62%) and FY2016 (150%) and the three-year TSR Relative Performance of FY2016 (124%).

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Incentive plan awards – value vested or earned during the year

The following table shows the value that was vested or earned by the Named Executive Officers during FY2016 in respect of incentive plans.

Name	Option-Based Awards-Value Vested During The Year[1]	Share-based Awards-Value Vested During The Year[2]	Non-Equity Incentive Plan Compensation-Value Earned During The Year[3]
	$	$	$
M. Parent	411,337	1,192,492	1,292,408
S. Lefebvre	249,918	471,358	360,360
N. Leontidis	276,541	639,326	304,101
G. Colabatistto	276,860	511,732	357,224
R. Leclerc	58,743	114,796	202,316

1

This represents the value of potential gains from options that vested during FY2016.  These generally include the portion of the options that were awarded in the last four fiscal years that vested in the year. The potential gains are calculated as the excess, if any, of the closing price of Common Shares on the TSX on each of the option vesting dates in FY2016 over the exercise price.  The actual value realized, if any, will differ and will be based on the Common Share price on the actual exercise date.

2

The value of share units that vested during FY2016 is calculated based on the closing price of Common Shares on each of the Long-Term Incentive Deferred Share Units Plan vesting dates and on March 31, 2016, the date of the performance result, for performance-RSUs. These generally include the portion of units under the LTUP that were awarded in the last five fiscal years that vested during the year for which payment is deferred to the termination of employment and the portion of performance-RSUs that will have vested on May 21, 2016 as the performance criteria were met. None of the PSUs or time-RSUs have vested as of March 31, 2016.

3    This represents the value paid to the NEOs under the short-term incentive plan for FY2016 year (see Section 7  - “Short-Term Incentive Plan – Corporate and Individual performance” for details).

Pension Arrangements

The NEOs and key executives are members of the Designated Pension Plan and the Supplementary Pension Plan. The amounts payable under these arrangements are based on “average annual earnings” which are calculated on the basis of the 60 highest‑paid consecutive months of base salary and short-term incentives.

The Supplementary Pension Plan provides a pension benefit upon normal retirement at age 65 so that the total pensions payable under CAE’s pension arrangements will result in an annual pension equal to 2% of average annual earnings (being the five‑year top average salary and actual short-term incentive compensation for non-CEO NEOs for each year of pensionable service, assuming no limitation on the amount paid from a registered pension plan imposed by Canadian tax legislation). The President and CEO’s short-term incentive compensation used for the purpose of determining his average annual earnings is the target bonus. His maximum annual pension benefit is limited to one million fifty thousand dollars.  Executives may retire from the company from age 60 with full pension entitlement. An executive is considered as having retired for the purposes of the Supplementary Pension Plan if, at the time of termination of employment with CAE, he/she is at least age 55 with a minimum of 5 years of participation in

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 the Supplementary Pension Plan.  The benefits listed in the table are not subject to deduction for social security or other offset amounts such as Canada Pension Plan or Québec Pension Plan amounts.

Pensions payable under the Supplementary Pension Plan are paid directly by CAE. CAE is obligated to fund or provide security to ensure payments under the Supplementary Pension Plan upon retirement of the executive. CAE has elected to provide security by obtaining for retired executives letters of credit for a trust fund established for those executives who have retired. CAE has secured certain NEO’s and key executives’ pension benefits by a letter of credit for a trust fund established for the executives.

CAE does not generally grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

Defined benefit plan table

The following table sets forth the credited years of pensionable service and the present value of the NEOs’ accumulated benefits as at March 31, 2016 under the Designated Pension Plan and the Supplementary Pension Plan in connection with retirement.

		Annual Benefits Payable
Name	Number of years of credited service	At March 31, 2016	At age 65	Accrued obligation at start of the year	Compensatory change[1]	Non-compensatory change[2]	Accrued obligation at year-end[3]
	#	$	$	$	$	$	$
M. Parent	11.17	334,000	746,000	6,846,000	604,000	(386,000)	7,064,000
S. Lefebvre	11.00	112,000	413,000	2,333,000	278,000	(186,000)	2,425,000
N. Leontidis	16.00	178,000	324,000	3,618,000	222,000	(35,000)	3,805,000
G. Colabatistto	3.83	40,000	189,000	699,000	254,000	(37,000)	916,000
R. Leclerc	13.83	99,000	265,000	2,177,000	165,000	(122,000)	2,220,000

1

The change in benefit obligation that is compensatory includes the service cost and the increase in earnings in excess or below what was assumed. The service cost is the estimated value of the benefits accrued during the calendar year.

2

The change in benefit obligation that is not compensatory includes interest cost, change in assumptions, and gains and losses other than for a difference in earnings and the decrease in the discount rate used to value the pension plans which increases the accrued obligation.

3

The present values of the accumulated benefits reported in the above table are calculated in accordance with the assumptions used for financial reporting purposes. See Note 15 to CAE’s consolidated financial statements for the fiscal year ended March 31, 2016. The total present value of accumulated benefits in our financial statements is calculated in accordance with IFRS.

For additional information about the Designated Pension Plan and the Supplementary Pension Plan, see Section 7 - “Executive Compensation - Termination and Change of Control Benefits” below.

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Termination and Change of Control Benefits

Payment entitlements upon termination

The various compensation plans applicable to the NEOs also contain different provisions that apply upon termination of employment or change of control of CAE. CAE does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

CAE is a party to agreements with four executive officers who are NEOs, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is expressly or implicitly (constructive dismissal) terminated without cause within two years following the change of control. In such event, the executive is entitled to 24 months of annual compensation (salary, short-term incentive and benefits, payable as a lump sum), payment for long-term incentive deferred share units, the immediate vesting of supplementary credited service for the purposes of any pension or retirement income plans, vesting of all options which vest within two years from the date of the termination or resignation of the executive and an extension of the exercise period for the options to permit the executive to exercise such options within the 24 months from the date of termination or resignation.

The following is a summary of compensation that the NEOs are entitled to receive upon the occurrence of specific events of termination.

Compensation programs	Resignation AND TERMINATION FOR CAUSE	Involuntary Termination	Retirement	Change of Control[1]
Annual Short-Term Incentive	Forfeit	Partial payment based on performance	Partial payment based on performance	Two times the greater of average three-year bonus or target bonus in case of termination[2]
Stock Options	30 days to exercise vested options	30 days to exercise vested options	Exercise vested options up to expiry date; unvested options continue to vest and must be exercised within 30 days following vesting date	All options become vested
Performance Share Units	All units are forfeited	Units partially vest at a rate of 1/3 for each full year of employment completed since grant date	All units will be paid out as scheduled subject to performance criteria	Unvested units vest at the greater of 100% or the multiplier resulting from the EPS Performance as of the Change of Control date; all vested units become payable at the closing price on such date

Restricted Share Units from FY2015	All units are forfeited	Units partially vest at a rate of 1/3 for each full year of employment completed since grant date	All units will be paid out as scheduled	Unvested units vest as of the Change of Control date; all vested units become payable at the closing price on such date
Restricted Share Units from FY2010	All units are forfeited	Vested units will be paid out within 20 days	All units will be paid out as scheduled subject to performance criteria

Unvested units vest at the greater of 100% or the multiple resulting from the TSR Relative Performance as of the change of control date; all vested units become payable at the closing price on such date

Deferred Share Units Grants from 04/2004	Vested units are paid out	Vested units are paid out	All units become vested	All units become vested
Supplemental Pension Plan (SPP)	Resignation: If 5 or more years of participation in the SPP, accrued deferred pension at age 65 Termination for cause: No benefits payable from the SPP	If 5 or more years of participation in the SPP, accrued deferred pension benefits at age 65	If age 55 or older with a minimum of 5 years of participation in SPP, immediate monthly pension payable	Immediate vesting and two years of additional service in case of termination[2]
Severance payments	–	Severance amount[3] in case of termination[2]	–	Severance amount[4] in case of termination[2]

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1

Change of control is defined in the Change of Control Agreements between CAE and each Named Executive Officer, with the exception of Mr. Leclerc who does not benefit from such agreement. A change of control may be triggered by a number of events, notably an acquisition by a person of 20% of CAE’s voting rights which is accompanied by a change in the composition of the Board, an acquisition by a person of 35% of CAE’s voting rights or an acquisition of shares representing half the equity of CAE.  Compensation programs have various definitions of change of control events with different impacts on compensation. The provisions illustrated in the above table are for specific events that would provide the maximum benefits to the executives.

2

Pursuant to the Change of Control Agreements between CAE and each Named Executive Officer, with the exception of Mr. Leclerc who does not benefit from such agreement, following a change of control, termination is defined as an involuntary termination that occurs within the first two years following the change of control.

3

In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two years of service credited to the Supplemental Pension Plan. Mr. Colabatistto’s severance entitlement on termination of employment other than for cause is 18 months of salary plus target bonus. The severance amount is undetermined for other NEOs.

4      The severance amount is equal to two times the sum of base salary, target bonus (or actual bonus averaged over the last three years, if greater), and the sum of the value of insurance benefits and perquisites provided to the executive.

In the event of death during active employment with CAE, the executive is deemed to have retired the day before his/her death if he/she was at least age 55, otherwise, he/she is deemed to have terminated his/her employment the day before his/her death.

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Section 7 executive compensation

Amounts payable to NEOs upon specified termination events

The following table sets forth estimates of the amounts payable to each of our NEOs upon specified events, assuming that each such event took place on March 31, 2016. The table does not quantify benefits under plans that are generally available to salaried employees and do not discriminate in favour of executive officers, including the Retirement Plan For Employees of CAE Inc. and Associated Companies, the ordinary DSU plan and the Employee Stock Purchase Plan. In addition, the table does not include the value of outstanding equity awards that have previously vested, such as stock options, which are set forth above in Section 7 - “Executive Compensation – Incentive Plan Awards”. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our change in control agreements, see Section 7 - “Executive Compensation - Termination and Change of Control Benefits”.

	M. Parent	S. Lefebvre	N. Leontidis	G. Colabatistto	R. Leclerc
	$	$	$	$	$
Involuntary Termination
Salary/Severance[1]	3,902,747	Undetermined	Undetermined	1,089,272	Undetermined
LTUs	0	0	0	0	0
FY2010 RSUs[2]	0	0	0	0	0
Options	0	0	0	0	0
PSUs[3]	187,499	55,248	60,085	55,376	14,425
Time – RSUs[3]	176,469	51,988	56,550	52,139	13,586
Supplemental Plan	932,000	0	0	0	0
Total	5,198,715	107,236	116,635	1,196,787	28,011
Retirement	Eligible	Not eligible	Not eligible	Eligible[4]	Not eligible
LTUs	386,932			0
RSUs
Options
Supplemental Plan
Total	386,932
Termination Following Change in Control
Salary/Severance	3,902,747	1,486,000	1,489,415	1,552,363	Undetermined
LTUs[5]	386,932	229,983	262,230	374,544	53,253
Options[6]	747,020	333,738	401,101	390,324	73,935
PSUs[7]	4,205,600	1,181,323	1,184,177	1,220,075	355,223
Time – RSUs[7]	1,105,472	314,218	321,578	322,179	91,472
Supplemental Plan[8]	932,000	171,000	243,000	323,000	0
Total	11,279,771	3,716,262	3,901,501	4,182,485	573,883

1 In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two years of service credited to the Supplemental Pension Plan. Mr. Colabatistto’s severance entitlement on termination of employment other than for cause is 18 months’ salary plus target bonus.

2     No value is disclosed as involuntary termination does not give rise to any incremental benefit. The last award of RSUs granted under the FY2010 RSUP have vested and was paid out as of the date of this Circular.

3     The time-RSU and the PSU values have been established by multiplying the number of units that would have vested upon involuntary termination as of March 31, 2016, based on performance during completed years, where applicable, and using the  average fair market value of Common Shares on the TSX during the 20 trading days preceding the vesting date of $15.04. Note that actual value will differ.

4     Mr. Colabatistto is only eligible for basic pension under the Designated Pension Plan.

5     The LTU value has been calculated by multiplying the number of units that would have vested upon a change of control as of March 31, 2016, and which will be redeemable within the year following the year the executive’s employment is terminated. The value was calculated at $15.02, the closing price of CAE Common Shares on the TSX on March 31, 2016.  Note that actual value will differ.

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Section 7 executive compensation

6     Options’ value has been calculated by multiplying the number of options that would have vested upon a change of control as of March 31, 2016 using a closing price of CAE Common Shares of $15.02, less the applicable option exercise price.  Note that actual value will differ.

7     Time-RSU and PSU value has been established by multiplying the number of units that would have vested upon a change of control as of March 31, 2016 using a closing price of CAE Common Shares on the TSX of $15.02. Note that actual value will differ.

8     The Supplementary Pension Plan benefits set forth for each NEO reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” tables above. While only Mr. Parent is eligible for retirement, it was assumed for this purpose that each of the other NEOs will retire at the age of 60.

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Section 7 executive compensation

The management of CAE is aware of no business to be presented for action by the Shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

Interest of informed persons in material transactions

No informed person (including any Director or executive officer) of CAE, any proposed Director of CAE, or any associate or affiliate of any informed person or proposed Director, had any material interest, direct or indirect, in any transaction since the commencement of CAE’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect CAE or any of its subsidiaries.

Indebtedness of Directors and executive officers

CAE does not offer its Directors or executive officers loans. CAE and its subsidiaries have not given any guarantee, support agreement, letter of credit or similar arrangement or understanding to any other entity in connection with indebtedness of CAE’s Directors or executive officers.

Shareholder proposals

To propose any matter for a vote by the Shareholders at an annual meeting of CAE, a Shareholder must send a proposal to the General Counsel, Chief Compliance Officer and Corporate Secretary at CAE’s office at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 at least 90 days before the anniversary date of the notice for the previous year’s annual meeting. Proposals for CAE’s 2017 annual meeting must be received no later than February 18, 2017 CAE may omit any proposal from its Proxy Circular and annual meeting for a number of reasons under applicable Canadian corporate law, including receipt of the proposal by CAE subsequent to the deadline noted above.

Request additional information

CAE shall provide to any person or company, upon written request to the General Counsel, Chief Compliance Officer and Corporate Secretary of CAE at CAE Inc., 8585 Côte-de-Liesse, Saint-Laurent, Québec, H4T 1G6, telephone number 514-734-5779 and facsimile number 514-340-5530:

1.  one copy of the latest Annual Information Form of CAE together with one copy of any document or the pertinent pages of any document incorporated by reference therein;

2.  one copy of the 2016 Annual Report containing comparative financial statements of CAE for FY2016, together with the Auditors’ Report thereon and Management’s Discussion and Analysis; and

3.  one copy of this Circular.

All such documents may also be accessed on CAE’s web site (www.cae.com). Additional financial information is provided in CAE’s comparative financial statements and Management’s Discussion and Analysis, or on SEDAR at www.sedar.com for the most recently completed financial year.

The contents and the mailing of this Circular have been approved by the Board of Directors of CAE.

Mark Hounsell (signed)

General Counsel, Chief Compliance Officer and Corporate Secretary

Montréal, Québec

June 15, 2016

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Section 8 OTHER IMPORTANT INFORMATION

CAE Inc. Board of Directors’ responsibilities

CAE’s President and CEO and the Company’s other executive officers are responsible for the management of the Company. The Board is responsible for the stewardship of the Company and for monitoring the actions of, and providing overall guidance and direction to management. In fulfilling its mandate, the Board shall, among other things:

Mandate

The Board shall act in the best interest of the Company.

Committees

The Board will maintain an Audit Committee, a Human Resources Committee and a Governance Committee, each comprised entirely of Independent Directors.  The Board may also maintain an Executive Committee.  The Board may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board's responsibilities that may be lawfully delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee. The independent Directors will periodically, as they see fit, hold meetings without management.

Strategy

The Board will maintain a strategic planning process and annually approve a strategic plan that takes into account, among other things, the opportunities and principal risks of the Company's business. The Board also supervises management in the implementation of appropriate risk management systems. Separately from the strategic plan, the Board also approves an annual budget for financial performance.

Corporate governance

Corporate governance issues are the responsibility of the full Board. This includes the disclosure thereof in the Company's annual report and Management Proxy Circular.

The Board periodically reviews a Disclosure Policy for the Company that, inter alia, addresses how the Company shall interact with Shareholders, analysts and the public and covers the accurate and timely communication of all important information. The Company communicates with its stakeholders through a number of channels including its web site, and they in turn can provide feedback to the Company in a number of ways, including e-mail.

The Board, through its Audit Committee, monitors the integrity of the Company's internal controls and management information systems.

The Board, through its Governance Committee, regularly reviews reports on compliance with the Company’s Code of Business Conduct and ethical practices.

The Board periodically reviews Company policies with respect to decisions and other matters requiring Board approval.

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Section 9 APPENDIx A – BOARD OF DIRECTOR’S MANDATE

Audit, finance and risk management

The Board authorizes the Audit Committee to assist the Board in overseeing:

(i)      the integrity and quality of the Company's financial reporting and systems of internal control and risk management;

(ii)    the Company's compliance with legal and regulatory requirements;

(iii)  the qualifications and independence of the Company's external auditors; and

(iv)   the performance of the Company's internal accounting function and external auditors.

Succession planning

The Board, with the help of the Human Resources Committee, ensures a succession plan is in place for senior officers of the Company and that it monitors the plan.

Oversight and compensation of management

The Board considers recommendations of the Human Resources Committee with respect to:

(i)      the appointment and compensation of senior officers of the Company at the level of Vice President and above;

(ii)    the compensation philosophy for the Company generally;

(iii)  the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase, deferred share unit, restricted share unit or other similar plans, in which officers are or may be eligible to participate, and;

(iv)   the Company's retirement policies and special cases.

The Board communicates to the President and CEO and periodically reviews the Board's expectations regarding management's performance and conduct of the affairs of the Company. The Board also periodically reviews the President and CEO’s position description and objectives and his performance against these objectives.

Environmental and safety matters

The Board approves Health and Safety and Environmental policies and procedures and reviews any material issues relating to environmental and safety matters and management's response thereto.

Directors’ qualifications, compensation, education and orientation

The Board, through the Governance Committee, develops a process to determine, in light of the opportunities and risks facing the Company, what competencies, skills and personal qualities are required for new Directors in order to add value to the Company while ensuring that the Board is constituted of a majority of individuals who are independent.

The Board, through the Governance Committee, develops a program for the orientation and education of new Directors, and ensures that prospective candidates for Board membership understand the role of the Board and its Committees and the contributions that individual Directors are expected to make, and develops a program of continuing education if needed for Directors.

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Section 9 APPENDIx A – BOARD OF DIRECTOR’S MANDATE

The Board considers recommendations of the Governance Committee with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director of the Company.

Assessment of board and committee effectiveness

The Board considers recommendations of the Governance Committee for the development and monitoring of processes for assessing the effectiveness of the Board, the Committees of the Board and the contribution of individual Directors, which assessments shall be made annually. These results are assessed by the Chairman of the Board and/or the Chairman of the Governance Committee and are reported to the full Board, which decides on actions deemed necessary, if any.  The number of Directors permits the Board to operate in a prudent and efficient manner.

Pension plans

The Board is responsible for overseeing the management of the Company’s pension plans and does this through its Human Resources Committee.

Outside advisers

Directors may hire outside advisers at the Company’s expense, subject to the approval of the Chairman of the Board, and have access to the advice and services of the Company’s Corporate Secretary, who is also the General Counsel and Chief Compliance Officer.

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Section 10 APPENDIx B – esop share reserve increase resolution

PROPOSED RESOLUTION:

Following a ballot resulting in the requisite number of Shareholders voting to approve an increase of 10,000,000 Shares available for CAE’s Employee Stock Option Plan, it is hereby:

RESOLVED THAT: the reservation under the Employee Stock Option Plan of an additional 10,000,000 Common Shares of CAE Inc., such that 16,381,839 Common Shares in the aggregate are issuable under CAE Inc.’s Employee Stock Option Plan as of June 15, 2016, is hereby approved.

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